As filed with the Securities and Exchange Commission on April 2, 2012

Registration No. 333-180265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHS/COMMUNITY HEALTH SYSTEMS, INC.

Additional Registrants listed on Schedule A hereto

(Exact name of registrants as specified in their charters)

Delaware	8062	76-0137985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard Franklin, Tennessee 37067 (615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rachel A. Seifert

CHS/Community Health Systems, Inc.

Executive Vice President and General Counsel

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff

Michael Kim

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8.00% Senior Notes Due 2019(2)	$1,000,000,000	$1,000,000,000	$114,600(4)
8.00% Senior Notes Due 2019(3)	$1,000,000,000	$1,000,000,000	$114,600
Guarantees of 8.00% Senior Notes Due 2019	$2,000,000,000	—	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Represents Registrant’s 8% Senior Notes Due 2019 issued on November 22, 2011
(3)	Represents Registrant’s 8% Senior Notes Due 2019 issued on March 21, 2012
(4)	Previously paid
(5)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Community Health Systems, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	13-3893191

Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920

Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918

Anna Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4431843

Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836

Big Bend Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2717545

Big Spring Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2574581

Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086

Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362

Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042

Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291

Bluffton Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272

Blue Island Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082512

Blue Island Illinois Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1667279

Brownsville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557534

Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521

Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523

Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071

Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204

Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Centre Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370931

CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938
CHS Kentucky Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639057

CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170

CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119

CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205

Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418

Cleveland Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878

Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627

Clinton Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	90-0003715

Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798

College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360

College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359

College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861

Community GP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648466

Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801

Community LP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648206

CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557

CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614

Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644

Crestwood Hospital, LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369

CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

CSRA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5111915

Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490
Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268

Deming Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	85-0438008

Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921

Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294

DHSC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2871473

Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885

Dyersburg Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536

Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866

Evanston Hospital Corporation	WY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	83-0327475

Fallbrook Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1918215

Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413

Forrest City Arkansas Hospital Company, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4217095

Forrest City Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4216978

Fort Payne Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370870

Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540

Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240

Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774

Galesburg Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1485782

Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Granite City Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460625

Granite City Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460628
Greenville Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1134649

GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090

Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574

Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641

Hospital of Barstow, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0385534

Hospital of Fulton, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1218106

Hospital of Louisa, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1238190

Hospital of Morristown, Inc.	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689

Jackson Hospital Corporation (KY)	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1285331

Jackson Hospital Corporation (TN)	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525

Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840

Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833

Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936

Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298

Lakeway Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360

Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381

Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434

Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149

Lexington Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557533

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252

Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420

Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639

LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421

Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363
Marion Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1359605

Martin Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527

Massillon Community Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	55-0799029

Massillon Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	34-1840860

Massillon Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0201156

McKenzie Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557531

McNairy Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557530

MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071

Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425

Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746

MMC of Nevada, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1543617

Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906

MWMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8007512

Nanticoke Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577346

National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162

National Healthcare of Mt. Vernon, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1622971

National Healthcare of Newport, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0616802

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428

Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429

NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790

Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498

Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430
NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009

NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431

Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893

Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881

Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371

Payson Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0874009

Peckville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672049

Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707

Phillips Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2976342

Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708

QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786

QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459

QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537

QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274

QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952

QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095

QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949

QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097

QHG of Massillon, Inc.	OH	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	31-1472380

QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267
QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117

QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664

QHG of Warsaw Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1764509

Quorum Health Resources, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1742954

Red Bud Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4444121

Red Bud Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4443919

Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464

River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702

Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118

Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937

Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999

SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472

Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473

San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697

San Miguel Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2930034

Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798

Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991

Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023

Shelbyville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388

Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210

Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188

Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737

Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140

Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081

Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816

Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214

Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063

Tooele Hospital Corporation	UT	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	87-0619248

Triad Healthcare Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101

Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745

Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957

Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978

Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289

Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412

Triad of Oregon, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1761990

Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508

Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610

Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015

VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111

Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818
Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940

Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406

Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619

Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578

Watsonville Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1894113

Waukegan Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978400

Waukegan Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978521

Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260

Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301

Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530

Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590

Wesley Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792

West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279

WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551

Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720

Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542

Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648

Williamston Hospital Corporation	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1749107

Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558

Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418

Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 2, 2012

PROSPECTUS

$2,000,000,000

CHS/Community Health Systems, Inc.

Exchange Offer for 8.00% Senior Notes due 2019

Offer for outstanding 8.00% Senior Notes due 2019, in the aggregate principal amount of $2,000,000,000, consisting of (i) $1,000,000,000 aggregate principal amount of 8.000% Senior Notes due 2019 issued on November 22, 2011 (the “Existing Notes”), and (ii) $1,000,000,000 aggregate principal amount of 8.000% Senior Notes due 2019 issued on March 21, 2012 as additional notes under the indenture governing the Existing Notes (the “Add-On Notes” and, together with the Existing Notes, the “Old Notes”) in exchange for up to $2,000,000,000 in aggregate principal amount of 8.00% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).

Terms of the Exchange Offer

•	Expires 11:59 p.m., New York City time, , 2012, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We can amend or terminate the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Terms of the Exchange Notes

•

The Exchange Notes will be general unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness in addition to all indebtedness of our non-guarantor subsidiaries.

•

The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by Community Health Systems, Inc. and certain of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness, all of which we refer to in this prospectus as the guarantors.

•	The Exchange Notes will mature on November 15, 2019.

•	The Exchange Notes will accrue interest at a rate per annum equal to 8.00% and will be payable semi-annually on each May 15 and November 15, beginning on May 15, 2012.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

•	If we experience certain changes of control, we must offer to purchase the Exchange Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

•

The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see “Risk Factors” beginning on page 18 of this prospectus.

There is no established trading market for the Old Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). A broker-dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in GAAP;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs, and

•	the other risk factors set forth in our public filings.

ii

Some of the other important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in, or incorporated by reference into, this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

INDUSTRY AND MARKET DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies, published industry sources and other sources we believe to be reliable. While we believe that these studies and reports and our own research and estimates are reliable and appropriate, neither we nor the initial purchasers have independently verified such data and neither we nor the initial purchasers make any representations as to the accuracy of such information. Accordingly, investors should not place undue reliance on such data.

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SUMMARY

The following summary contains important information about us and the exchange offer but may not contain all information that may be important to you in making a decision to tender your Old Notes. For a more complete understanding of our company and the exchange offer, we urge you to read carefully this entire prospectus, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the financial statements (including the accompanying notes) appearing elsewhere in this prospectus or incorporated by reference herein.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “CHS,” “we,” “our,” “us” and “the Company” refer to Community Health Systems, Inc. and its consolidated subsidiaries, including CHS/Community Health Systems, Inc., the issuer of the Exchange Notes. References to the “Issuer” refer to CHS/Community Health Systems, Inc. alone, and references to “Holdings” refer to Community Health Systems, Inc. alone.

Our Company

We are one of the largest publicly-traded operators of hospitals in the United States in terms of number of facilities and net operating revenues. We provide healthcare services through the hospitals that we own and operate in non-urban and selected urban markets throughout the United States. As of December 31, 2011, we owned or leased 131 hospitals, geographically diversified across 29 states, with approximately 19,700 licensed beds. We generate revenues by providing a broad range of general and specialized hospital healthcare services to patients in the communities in which we are located. Services provided by our hospitals include general acute care, emergency room, general and specialty surgery, critical care, internal medicine, obstetrics, diagnostic, psychiatric and rehabilitation services. As an integral part of providing these services, we also employ approximately 2,000 physicians and an additional 500 licensed healthcare practitioners, and provide additional outpatient services at urgent care centers, occupational medicine clinics, imaging centers, cancer centers, ambulatory surgery centers, and home health and hospice agencies. In a number of our markets, we have partnered with local physicians or not-for-profit providers, or both, in the ownership of our facilities. Also, through our wholly-owned subsidiary, Quorum Health Resources, LLC, we provide management and consulting services to non-affiliated general acute care hospitals located throughout the United States. For the year ended December 31, 2011, we generated net operating revenue of approximately $13.6 billion and net income attributable to Community Health Systems, Inc. of approximately $201.9 million.

Historically, we have grown by acquiring hospitals and by improving the operations of our facilities. We generally target hospitals in growing, non-urban and selected urban healthcare markets for acquisition because of their favorable demographic and economic trends and competitive conditions. Because non-urban service areas have smaller populations, there are generally fewer hospitals and other healthcare service providers in these communities and generally a lower level of managed care presence in these markets. We believe that smaller populations support less direct competition for hospital-based services and these markets generally view the local hospital as an integral part of the community. Patients needing the most complex care are more often served by the larger, more specialized urban hospitals. We believe opportunities exist for skilled, disciplined operators in selected urban markets to create networks between urban hospitals and non-urban hospitals in order to expand the breadth of services offered in the non-urban hospitals while improving physician alignment in those markets and making it more attractive to managed care.

We had limited our acquisition activity after our acquisition of Triad Hospitals, Inc. in 2007 but during 2010, we fully resumed our acquisition strategy by acquiring five hospitals. For the year ended December 31, 2011, we acquired four hospitals and entered into definitive agreements to acquire three additional hospitals. Subsequent to December 31, 2011, we acquired three hospitals and entered into a definitive agreement to acquire one additional hospital.

Our Competitive Strengths

We believe the following strengths will allow us to continue to improve our operations and profitability:

Strong presence in attractive markets. We believe we are one of the leading providers of acute care services in many of the markets we serve and we estimate that we are the sole acute care service provider in approximately 60% of these markets. We continue to focus on non-urban and smaller urban markets that may have attractive demographic growth and/or an underserved medical population. In general, reimbursement is more favorable in these markets than in markets with greater direct competition for hospital-based services. In some of our markets, we receive higher reimbursement rates from Medicare for designated sole community hospitals.

Our more recent acquisition activity has also focused on the acquisition of larger hospitals in more competitive, mid-sized urban and suburban markets. In these types of markets, we seek to develop or expand specialty services that have the potential to yield high patient and physician satisfaction, expand the hospital’s local referral network, and acquire and integrate larger physician practices.

We believe our market positioning strategy will create growth opportunities and allow us to develop long-term relationships with patients, physicians, employers and third-party payors and enable us to achieve an attractive return on investments in facility expansion and physician recruitment.

Emphasis on quality of care. We intend to maintain an emphasis on patients and clinical outcomes. We understand that high levels of clinical care are only achieved when “quality” is a company-wide focus that embraces patient, physician and employee satisfaction and continual, systematic improvements. Seeking the highest levels of improvement typically yields the best results for patients, reduces risk and improves our financial performance. We have developed and implemented programs to support and monitor quality of care improvement that include:

•	standardized data and benchmarks and sharing of best practices to assist and monitor hospital quality improvement efforts;

•	recommended policies and procedures based on the best medical and scientific evidence;

•	hospital-based training and coaching to achieve success with respect to expectations of accrediting agencies;

•	training programs for hospital management and clinical staff regarding regulatory and reporting requirements, as well as skills in leadership, communications and service; and

•	evidence-based tools for improving patient, physician and staff satisfaction.

As a result of these efforts, we have achieved significant progress in clinical quality. Our hospitals achieved an internally reported, overall inpatient score of 98.6% for the third quarter of 2011, which compares to The Centers for Medicare and Medicaid Services’ (“CMS”) clinical core measures national average, from publicly reported data for all applicable hospitals, of approximately 96.0% as of December 31, 2010. Forty-one of our hospitals were named to The Joint Commission’s list of 405 “Top Performers on Key Quality Measures.” We intend to pair our emphasis on quality of care with our highly effective corporate compliance program. We believe that a culture of compliance and unquestioned ethics is a necessary predicate to seek to improve the patient care experience.

Geographic diversity and operating scale. As of December 31, 2011, we owned and operated 131 hospitals, geographically diversified across 29 states, with approximately 19,700 licensed beds. Our geographic diversity helps to mitigate risks associated with fluctuating state regulations related to Medicaid reimbursement and state-specific economic conditions. Furthermore, we believe the size of our operations enables us to realize the benefits of economies of scale, purchasing power and increased operating efficiencies and return on information technology and other capital investments.

Strong history of revenue growth, improving profitability and generating cash flow. From the year ended December 31, 2008 to the year ended December 31, 2011, we increased net operating revenues from $10.6 billion to $13.6 billion, income from continuing operations from $238 million to $336 million, and we increased cash flows from operating activities from $1.1 billion to $1.3 billion. We have improved profitability by expanding our service offerings to include more complex care, optimizing our emergency room strategy across our portfolio of hospitals, and selectively making capital investments in projects that generate a high return on investment. Consistent cash flows from operations have enabled us to invest in our operations and continue to pursue attractive growth opportunities. In 2010, we fully resumed our acquisition strategy by acquiring five hospitals and have acquired 17 hospitals since the beginning of 2008, the first full year following our acquisition of Triad Hospitals, Inc. In many cases, we have been able to acquire facilities with mid-single digit Adjusted EBITDA margins and double those margins after the acquisition. For example, since 2010, we acquired seven hospitals with $732 million of total revenues for the trailing 12 months prior to acquisition with an average Adjusted EBITDA margin of 1.4%. In comparison, as of the year ended December 31, 2011, our same store Adjusted EBITDA margin was 14.3%, which provides a significant opportunity to improve operating profitability at these acquired hospitals, generate cash flow and deleverage our balance sheet. In addition, for the years ended December 31, 2008, 2009, 2010 and 2011 we achieved same-store Adjusted EBITDA growth of 17.7%, 9.8%, 5.6% and 5.6%, respectively.

Experienced management team with a proven track record. We have a strong and committed management team that has substantial industry knowledge and a proven track record of operations success in the hospital industry. Our chief executive officer and chief financial officer each have over 30 years of experience in the healthcare industry and have worked together since 1973. In addition, our division presidents have, on average, over 20 years of healthcare experience. We have established an extensive record of providing high quality care, profitably growing our business, making and integrating strategic acquisitions and effectively reinvesting capital to execute our growth strategy.

Our Growth Strategy

We intend to continue to grow our business and improve our financial performance by implementing our growth strategy, the key elements of which are to:

Increase revenue at our facilities. We seek to increase revenues at our facilities by providing a broader range of services in a more attractive care setting. We intend to continue to expand the breadth of services offered at our hospitals through targeted capital expenditures to support the addition of more complex and specialty services. We have also expanded and renovated existing emergency rooms, surgical suites, intensive and critical care units and specialty services. Emergency rooms represent approximately 60% of our hospital admissions and we have taken steps to increase patient flow by renovating and expanding these facilities, improving service, reducing waiting times and implementing marketing campaigns publicizing our capabilities in the local communities. We believe that appropriate capital investments in our facilities combined with the development of our service capabilities will reduce the migration of patients to competing providers while providing an attractive return on investment.

Our primary method of expanding medical services is recruiting additional primary care physicians and specialists. We have increased the number of physicians affiliated with us through our recruiting efforts, net of turnover, by approximately 869 in 2011, 935 in 2010 and 772 in 2009. Over 50% of the physicians that commenced practice with us in 2011 were specialists. Additionally, in response to the growing trend in physicians seeking employment, we have been employing more physicians, including acquiring physician practices; however, most of the physicians in our communities remain in private practice and are not our employees.

Improve profitability. We continually focus on improving operating efficiency to increase our operating margins. We seek to implement cost containment programs and adhere to operating philosophies that include:

•	standardizing and centralizing our methods of operation and management;

•	optimizing resource allocation through our case and resource management program, which assists in improving clinical care and containing costs;

•	monitoring and enhancing productivity of our human resources;

•	capitalizing on purchasing efficiencies through the use of company-wide standardized purchasing contracts and terminating or renegotiating specified vendor contracts; and

•	installing a standardized management information system, resulting in more efficient billing and collection procedures.

Grow through selective acquisitions. Each year we intend to acquire, on a selective basis, approximately two to four hospitals that fit our acquisition criteria. Most of our acquisition targets are municipal or other not-for-profit hospitals. We believe that our access to capital, reputation for providing quality care and ability to recruit physicians make us an attractive partner for these communities. We have remained disciplined in our approach to acquisitions and in each year since 1997, we have met or exceeded our acquisition goals. In 2010, we acquired five hospitals, and in 2011, we acquired four hospitals and entered into definitive agreements to acquire three additional hospitals. Subsequent to December 31, 2011, we acquired three hospitals and entered into a definitive agreement to acquire one additional hospital.

Our Industry

Hospital services, the market in which we operate, is the largest single category of the healthcare industry at 31.4% of total healthcare spending in 2010, or approximately $814.0 billion, as reported by CMS. CMS projects the hospital services category to grow by approximately 4.7% per year through 2020, and expects growth in hospital healthcare spending to continue due to the aging of the U.S. population and consumer demand for expanded medical services. As hospitals remain the primary setting for healthcare delivery, CMS expects hospital services to remain the largest category of healthcare spending.

We believe that we are well-positioned to benefit from the expected growth in hospital spending, as well as the shifts in demographics in the United States. According to the U.S. Census Bureau, there are approximately 40.3 million Americans aged 65 or older in the United States, who comprise approximately 13.0% of the total U.S. population. By the year 2030, the number of Americans aged 65 or older is expected to increase to 72.1 million, or 19.3% of the total population. Due to the increasing life expectancy of Americans, the number of people aged 85 years and older is also expected to increase from 5.8 million to 8.7 million by the year 2030. This increase in life expectancy will increase demand for healthcare services and the demand for innovative, more sophisticated means of delivering these services. Hospitals, as the largest category of care in the healthcare market, are expected to be among the main beneficiaries of this increase in demand. Based on data compiled for us, the populations of these service areas where our hospitals are located grew by 24.0% from 1990 to 2010 and are expected to grow by 3.9% from 2010 to 2015. The number of people aged 65 or older in these service areas grew by 27.4% from 1990 to 2010 and is expected to grow by 14.9% from 2010 to 2015.

The Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”), is intended to change the way healthcare services are covered, delivered and reimbursed in the United States. It seeks to do so through expanded coverage of uninsured individuals, significant reductions in the growth of Medicare program payments, material decreases in Medicare and Medicaid disproportionate share hospital (“DSH”) payments, and the establishment of programs in which reimbursement is tied in part to quality, integration and the reduction of healthcare costs per beneficiary. The Health Reform Law, as enacted, is expected to expand health insurance coverage to approximately 32 million additional individuals by 2016 and to approximately 34 million additional individuals by 2021 through a combination of public program expansion and private sector health insurance reforms. We believe the expansion of private sector and Medicaid coverage will, over time, increase our reimbursement related to providing services to individuals who were previously uninsured. On the other hand, the reductions in the growth in Medicare payments and the decreases in DSH payments will adversely affect our government reimbursement. Because of the many variables involved, including pending court challenges, the potential for changes to the law as a result of efforts to amend or repeal the law, and budgetary issues at federal and state levels, we are unable to predict the net impact of the Health Reform Law on us. We believe, however, that our experienced management team, emphasis on quality care and diversified operations will enable us to benefit from the opportunities it presents, as well as adapt to its challenges.

Recent Developments

Credit Facilities

On March 6, 2012, Holdings and the Issuer entered into a new $750 million senior secured revolving credit facility (the “Replacement Revolver Facility”) and incurred a new $750 million incremental term loan A facility (the “Incremental Term Loan”). The Replacement Revolver Facility replaced in full the previously existing revolving credit facility under the Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012 (the “Credit Agreement”). The proceeds of the Incremental Term Loan were used to repay existing term loans under the Credit Agreement. In addition, effective February 2, 2012, we completed an additional amendment and restatement of the Credit Facility, which extended by two and a half years the maturity date of $1.6 billion of our existing non-extended term loans under the Credit Facility, until January 25, 2017 (subject to customary acceleration events) or, if more than $50 million of the Issuer’s 8.875% Senior Notes due 2015 (the “2015 Notes”) are outstanding on April 15, 2015, to April 15, 2015. As of March 7, 2012, the principal amount outstanding under our revolving credit facility was $500 million and the amount available for borrowing thereunder was $250 million.

On March 21, 2012, the Issuer and certain of its subsidiaries entered into an accounts receivable securitization program (the “Receivables Facility”) with a group of conduit lenders and liquidity banks, Credit Agricole Corporate and Investment Bank, as a managing agent and as the administrative agent, and The Bank of Nova Scotia, as a managing agent. Pursuant to the Receivables Loan Agreement, dated as of March 21, 2012 (the “Receivables Loan Agreement”), among CHS Receivables Funding, LLC, a special purpose limited liability company and a wholly owned subsidiary of the Issuer (“CHS Receivables”), the administrative agent, the lenders party thereto, the financial institutions party thereto as managing agents for the conduit lenders, and Community Health Systems Professional Services Corporation, as the collection agent, CHS Receivables agreed to grant security interests in its accounts receivables and other related assets to the administrative agent in exchange for borrowings from the lenders of up to $300 million outstanding from time to time based on the availability of eligible receivables and other customary factors. As of March 31, 2012, the principal amount outstanding under our Receivables Facility was $300 million. We used the proceeds of from the Receivables Facility to pay down a portion of the amount outstanding under the Replacement Revolver Facility. We expect to continue to manage the maturities of our indebtedness and pursue opportunistic refinancing transactions.

Tender Offer

On March 7, 2012, we commenced a cash tender offer for up to $700 million aggregate principal amount of the 2015 Notes, and subsequently increased the maximum amount of the 2015 Notes to be purchased in the tender offer to $850 million, on the terms and subject to the conditions set forth in our Offer to Purchase dated March 7, 2012 (as supplemented, the “Tender Offer”). This prospectus is not an offer to purchase or a solicitation of an offer to purchase any 2015 Notes. The Tender Offer is only being made by the Offer to Purchase referred to above.

The Tender Offer is currently scheduled to expire at 5:00 p.m. on April 4, 2012. We are offering, subject to the terms and conditions of the Tender Offer, to pay a total consideration of $1,047.50 (including an early tender payment of $30.00) per $1,000 principal amount of 2015 Notes validly tendered in the Tender Offer on or prior to 12:00 midnight on March 20, 2012 (as the same may be extended, the “Early Tender Deadline”), plus accrued and unpaid interest. The early tender payment will not be paid for any 2015 Notes accepted for purchase that are validly tendered after the Early Tender Deadline and prior to the expiration of the Tender Offer.

Our Corporate Information

Community Health Systems, Inc. was incorporated in the State of Delaware on June 6, 1996. CHS/Community Health Systems, Inc. was incorporated in the State of Delaware on March 25, 1985. Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee 37067, and our telephone number is (615) 465-7000. Our website is www.chs.net. Information on our website shall not be deemed part of this prospectus.

The Exchange Offer

On November 22, 2011, we sold, through a private placement exempt from the registration requirements of the Securities Act, $1,000,000,000 of our 8.00% Senior Notes due 2019, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Existing Notes” in this prospectus. On March 21, 2012, we sold, through a private placement exempt from the registration requirements of the Securities Act, an additional $1,000,000,000 of our 8.00% Senior Notes due 2019, issued under the indenture governing the Existing Notes, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Add-On Notes” in this prospectus and together with the Existing Notes, the “Old Notes.”

The Add-On Notes have terms substantially identical to those of the Existing Notes. The Existing Notes and the Add-On Notes are treated as a single class for all purposes of the indenture governing the Old Notes, including waivers, amendments, redemptions and offers to purchase.

Simultaneously with the private placements of the Old Notes, we entered into two registration rights agreements, (i) one with respect to the Existing Notes, dated November 22, 2011 (the “Existing Notes Registration Rights Agreement”), with the initial purchasers of the Old Notes, and (ii) one with respect to the Add-On Notes, dated March 21, 2011 (the “Add-On Notes Registration Rights Agreement” and together with the Existing Notes Registration Rights Agreement, the “Registration Rights Agreements”). Under the Registration Rights Agreements, we are required to file a registration statement with the Securities and Exchange Commission (the “SEC”) enabling the holders of the Old Notes to exchange their Old Notes for Exchange Notes with identical terms, and to use our commercially reasonable efforts to complete the exchange offer pursuant to the terms of each such Registration Rights Agreement. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

We did not register the Old Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Old Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Old Notes do not exchange their Old Notes in the exchange offer, they lose their right to have the Old Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Old Notes after the exchange offer may be unable to resell their Old Notes.

Securities Offered	$2,000,000,000 aggregate principal amount of 8.00% Senior Notes due 2019.

Exchange Offer	We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. This exchange offer is being made pursuant to the Registration Rights Agreements, which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that:

•	the Exchange Notes have been registered under the federal securities laws and will not bear any legend restricting their transfers;

•	the Exchange Notes bear a different CUSIP number than the Old Notes; and

•

the holders of the Exchange Notes will not be entitled to most rights under the Registration Rights Agreements, including the provisions for an increase in the interest rate on the Old Notes in some circumstances contained in the registration rights agreements relating to the Old Notes.

Expiration Date; Withdrawal of Tender	The exchange offer will expire 11:59 p.m., New York City time, on , 2012, or a later time if we choose to extend the exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions on the Exchange Offer.”

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests	The Old Notes were issued as global securities and were deposited upon issuance with U.S. Bank National Association, as custodian for the global securities representing the uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depository Trust Company (“DTC”). Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes must be tendered in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent for the exchange offer.

Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Failure to Exchange” and “The Exchange Offer—Shelf Registration.”

Description of Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions contained in the Old Notes. The Exchange Notes represent the same debt as the Old Notes. The Old Notes and the Exchange Notes are governed by the same indenture and are together considered a single class of securities under that indenture. Unless the context indicates otherwise, we use the term “Notes” in this prospectus to refer collectively to the Old Notes and the Exchange Notes. The following summary contains basic information about the Exchange Notes and is not intended to be complete. For a more complete understanding of the Exchange Notes, please refer to the section entitled “Description of Exchange Notes” in this prospectus

Issuer	CHS/Community Health Systems, Inc., a Delaware corporation.

Notes Offered	$2,000,000,000 aggregate principal amount of 8.00% senior notes due 2019.

Maturity Date	The Exchange Notes will mature on November 15, 2019.

Interest Rate	The Exchange Notes will bear interest at a rate of 8.00% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2012.

Guarantees	The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness, all of which we refer to in this prospectus as the guarantors.

Any subsidiary that guarantees our obligations or the obligations of our domestic subsidiaries under our Credit Facilities in the future will guarantee the Exchange Notes unless we designate such subsidiary as an “unrestricted subsidiary” under the indenture.

Ranking	The Exchange Notes and guarantees thereof will be the Issuer’s and the guarantors’ unsecured senior obligations. Accordingly, they will:

•

be effectively subordinated in right of payment to all of our and the guarantors’ obligations under all existing and future secured indebtedness, including the borrowings under our senior secured credit facilities (the “Credit Facility”), to the extent of the value of the assets securing such obligations;

•	be structurally subordinated to all existing and future obligations of each of our subsidiaries that is not a guarantor of the Exchange Notes;

•	rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including the Old Notes; and

•	rank senior in right of payment to all of our and the guarantors’ future subordinated indebtedness.

As of December 31, 2011, we had approximately $6.0 billion aggregate principal amount of senior secured indebtedness outstanding, and an additional $750 million that we would have been able to borrow under our Credit Facility, to which the Exchange Notes would have been effectively subordinated to the extent of the value of the assets securing such indebtedness.

Optional Redemption	At any time prior to November 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Exchange Notes—Optional redemption.”

At any time prior to November 15, 2015, we may also redeem some or all of the Exchange Notes at a price equal to 100% of the principal amount of the Exchange Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole premium” as described in this prospectus. See “Description of Exchange Notes—Optional redemption.”

The Exchange Notes will be redeemable at our option, in whole or in part, at any time on or after November 15, 2015, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption. See “Description of Exchange Notes—Optional redemption.”

Change of Control Offer	If a change of control occurs, each holder of Exchange Notes will have the right to require us to purchase all or a portion of its Exchange Notes at 101% of the principal amount of the notes on the date of purchase, plus any accrued and unpaid interest and additional interest, if any, to the date of repurchase. See “Description of Exchange Notes—Change of control.”

Asset Sale Offer	If we sell assets under certain circumstances we must offer to repurchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of Exchange Notes—Limitation on Sales of Assets and Subsidiary Stock.”

Restrictive Covenants	The Exchange Notes will be issued under the indenture that contains covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or make other restricted payments;

•	make certain investments;

•	create or incur certain liens;

•	sell assets and subsidiary stock;

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

•	enter into transactions with our affiliates.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Certain covenants.”

No Established Trading Market	The Exchange Notes are new issues of securities with no established trading market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.

Risk Factors	Investment in the Exchange Notes involves substantial risks. You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors discussed in the section entitled “Risk Factors” before deciding to invest in the Exchange Notes. For more complete information about the Exchange Notes, see “Description of Exchange Notes.”

Summary historical financial and other data

The following table sets forth a summary of our selected consolidated historical financial data as of and for the periods presented. The summary historical financial information presented below for each of the three years ended December 31, 2011 has been derived from our audited consolidated financial statements. Our consolidated financial statements for each of the three years in the period ended December 31, 2011 have been audited by Deloitte & Touche LLP, independent registered public accounting firm.

The following summary historical financial and other data should be read in conjunction with “Selected Historical Financial and Other Information,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012, which are incorporated by reference in this prospectus.

	Year Ended December 31,
	2009	2010	2011
	(Dollars in thousands)
Consolidated Statement of Income Data
Net operating revenues	$11,742,454	$12,623,274	$13,626,168
Operating costs and expenses:
Salaries and benefits	4,701,231	5,093,767	5,577,925
Provision for bad debts	1,408,953	1,530,852	1,719,956
Supplies	1,649,779	1,738,088	1,834,106
Other operating expenses	2,129,081	2,296,063	2,515,638
Electronic health records incentive reimbursement	—	—	(63,397)
Rent	237,536	248,463	254,781
Depreciation and amortization	551,043	594,997	652,674

Total operating costs and expenses	10,677,623	11,502,230	12,491,683

Income from operations	1,064,831	1,121,044	1,134,485
Interest expense, net(1)	643,608	647,593	644,410
Loss (gain) from early extinguishment of debt	(2,385)	—	66,019
Equity in earnings of unconsolidated affiliates	(36,531)	(45,443)	(49,491)
Impairment of long-lived and other assets	12,477	—	—

Income from continuing operations before income taxes	447,662	518,894	473,547
Provision for income taxes	141,851	163,681	137,653

Income from continuing operations	305,811	355,213	335,894
Discontinued operations, net of taxes:
Income (loss) from operations of entities sold	971	(6,772)	(7,769)
Impairment of hospitals sold	—	—	(47,930)
Loss on sale, net	(405)	—	(2,572)

Income (loss) from discontinued operations	566	(6,772)	(58,271)

Net income	306,377	348,441	277,623
Less: Net income attributable to noncontrolling interests	63,227	68,458	75,675

Net income attributable to Community Health Systems, Inc.	$243,150	$279,983	$201,948

Statement of Cash Flows Data
Net cash provided by operating activities	$1,076,429	$1,188,730	$1,261,908
Net cash used in investing activities	(867,182)	(1,044,310)	(1,195,775)
Net cash used in financing activities	(85,361)	(189,792)	(235,437)

	Year Ended December 31,
	2009	2010	2011
	(Dollars in thousands)
Other Financial Data
Adjusted EBITDA(2)	$1,652,405	$1,761,484	$1,836,650
Operating Data
Number of hospitals (at end of period)	122	127	131
Licensed beds (at end of period)(3)	17,557	19,004	19,695
Beds in service (at end of period)(4)	15,539	16,264	16,832
Admissions(5)	675,902	678,284	675,050
Adjusted admissions(6)	1,242,647	1,277,235	1,330,988
Patient days(7)	2,874,125	2,891,699	2,970,044
Average length of stay (days)(8)	4.3	4.3	4.4
Occupancy rate (beds in service)(9)	51.3%	50.2%	49.1%
Net operating revenues	$11,742,454	$12,623,274	$13,626,168
Net inpatient revenues as a % of total net operating revenues	50.4%	49.3%	46.1%
Net outpatient revenues as a % of total net operating revenues	47.3%	48.5%	51.9%

Consolidated Balance Sheet Data (end of period)
Working Capital	$1,217,199	$1,229,153	$934,950
Property and equipment, net	6,132,246	6,324,437	6,855,976
Cash and cash equivalents	344,541	299,169	129,865
Total assets	14,021,472	14,698,123	15,208,840
Long-term debt	8,844,638	8,808,382	8,782,798
Other long-term liabilities	858,952	1,001,675	949,990
Total Community Health Systems, Inc. stockholders’ equity	1,950,635	2,189,464	2,397,096

(1)	Interest expense, net of income of approximately $4.7 million, $1.8 million and $3.6 million in 2011, 2010 and 2009, respectively.
(2)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. We have from time to time sold noncontrolling interests in certain of our subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. We believe that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors our portion of EBITDA generated by continuing operations. We use Adjusted EBITDA as a measure of liquidity and the most comparable GAAP measure is net cash provided from operating activities. We have included this measure because we believe it provides investors with additional information about our ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of our compliance with some of the covenants under the Credit Facility, as well as to determine the interest rate and commitment fee payable under the Credit Facility (although Adjusted EBITDA as presented here does not include all of the adjustments described in the Credit Facility).

EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. See “Non-GAAP Financial Measures.”

The following table reconciles Adjusted EBITDA, as defined, to our net cash provided by operating activities as derived directly from our consolidated financial statements for the years ended December 31, 2009, 2010 and 2011:

	Year Ended December 31,
	2009	2010	2011
	(Dollars in thousands)
Adjusted EBITDA	$1,652,405	$1,761,484	$1,836,650
Interest expense, net	(643,608)	(647,593)	(644,410)
Provision for income taxes	(141,851)	(163,681)	(137,653)
Deferred income taxes	34,268	97,370	107,032
Income (loss) from operations of hospitals sold	971	(6,772)	(7,769)
Depreciation and amortization of discontinued operations	15,500	14,842	4,991
Stock compensation expense	44,501	38,779	42,542
Income tax payable increase (excess tax benefit) relating to stock-based compensation	3,472	(10,219)	(5,290)
Other non-cash expenses, net	22,870	12,503	28,716
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	58,390	(27,049)	(138,332)
Supplies, prepaid expenses and other current assets	(34,535)	(39,904)	(42,858)
Accounts payable, accrued liabilities and income taxes	86,098	161,952	246,110
Other	(22,052)	(2,982)	(27,821)

Net cash provided by operating activities	$1,076,429	$1,188,730	$1,261,908

(3)	Licensed beds are the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.
(4)	Beds in service are the number of beds that are readily available for patient use.
(5)	Admissions represent the number of patients admitted for inpatient treatment.
(6)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(7)	Patient days represent the total number of days of care provided to inpatients.
(8)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.
(9)	We calculated occupancy rate percentages by dividing the average daily number of inpatients by the weighted-average number of beds in service.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown on a consolidated basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases.

	Fiscal Years Ended December 31,
	2007		2008		2009		2010		2011
Earnings
Income from continuing operations before provision for income taxes	$111,858		$366,287		$447,662		$518,894		$473,547
Income from equity investees	(25,136)		(42,073)		(36,531)		(45,443)		(49,491)
Distributed income from equity investees	19,902		32,897		33,705		33,882		39,995
Interest and amortization of deferred finance costs	356,488		643,397		643,608		647,593		644,410
Amortization of capitalized interest	881		1,468		2,021		2,421		2,882
Implicit rental interest expense	36,696		55,440		59,384		62,116		63,695

Total Earnings	$500,689		$1,057,416		$1,149,849		$1,219,463		$1,175,038

Fixed Charges
Interest and amortization of deferred finance costs	$356,488		$643,397		$643,608		$647,593		$644,410
Capitalized interest	19,009		22,087		16,649		11,316		20,998
Implicit rental interest expense	36,696		55,440		59,384		62,116		63,695

Total Fixed Charges	$412,193		$720,924		$719,641		$721,025		$729,103
Ratio of earnings to fixed charges	1.21	x	1.47	x	1.60	x	1.69	x	1.61	x

RISK FACTORS

You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In such case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks related to the exchange offer, the Exchange Notes and our Indebtedness

We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Cautionary Statement Regarding Forward-Looking Statements” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 23, 2012, which is incorporated by reference in this prospectus.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, including those required for operating our existing hospitals, for integrating our historical acquisitions or for future acquisitions. We also may be forced to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our Credit Facility, the indenture (the “2015 Notes Indenture”) governing our 8.875% Senior Notes due 2015 (the “2015 Notes”) and the indenture governing the notes. For example, our Credit Facility, the Existing Notes Indenture and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from any dispositions. We may not be able to consummate those dispositions and any proceeds we receive may not be adequate to meet any debt service obligations then due. See “Description of Certain Indebtedness” and “Description of Exchange Notes.”

We are a holding company and may not have access to sufficient cash to make payments on the Exchange Notes.

We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the Exchange Notes. In addition, any payments of dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions. Our subsidiaries are permitted under the terms of our indebtedness, including the indenture governing the notes, to incur additional indebtedness that may restrict payments from those subsidiaries to us. The agreements governing the current and future indebtedness of our subsidiaries may not permit those subsidiaries to provide us with sufficient cash to fund payments on the Exchange Notes when due.

Our subsidiaries are separate and distinct legal entities, and they may have (except to the extent of any guarantees of the notes) no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment.

Restrictive covenants in the agreements governing our indebtedness may adversely affect us.

The Credit Facility, the 2015 Notes Indenture and/or the indenture governing the notes contain various covenants that limit our ability and/or our restricted subsidiaries’ ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	repurchase capital stock;

•	make restricted payments, including paying dividends and making investments;

•	redeem debt that is junior in right of payment to the notes;

•	create liens;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict dividends from subsidiaries;

•	merge, consolidate, sell or otherwise dispose of substantially all our assets;

•	enter into transactions with affiliates; and

•	guarantee indebtedness.

In addition, our Credit Facility contains other restrictive covenants and requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our Credit Facility, the 2015 Notes and/or the notes. Upon the occurrence of an event of default under our Credit Facility or the 2015 Notes Indenture, all amounts outstanding under our Credit Facility and/or the 2015 Notes could be declared to be immediately due and payable and the lenders under the Credit Facility could terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our Credit Facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our Credit Facility. If the lenders under our Credit Facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our Credit Facility and our other indebtedness, including the Exchange Notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Our borrowings under the Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Our interest expense, net, for the year ended December 31, 2011 was $644.4 million. For the year ended December 31, 2011, a fluctuation in interest rates of 1% on our variable rate debt that is not hedged by interest rate swaps would have resulted in a fluctuation in our interest expense of approximately $7.2 million.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the Exchange Notes.

Any default under the agreements governing our indebtedness, including a default under our Credit Facility that is not waived by the required lenders, and the remedies sought by the holders of indebtedness as a result of a default, could render us unable to pay principal, premium, if any, and interest on the Exchange Notes and substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including covenants in the indenture governing the notes, the 2015 Notes Indenture and our Credit Facility, we could be in default under the terms of the agreements governing our indebtedness, including our Credit Facility, the 2015 Notes Indenture and the indenture governing the notes. In the event of any default, the holders of this indebtedness could elect to declare all the funds borrowed to be immediately due and payable, together with accrued and unpaid interest; the lenders under our Credit Facility could elect to terminate their commitments under the Credit Facility, cease making further loans and institute foreclosure proceedings against our assets; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Facility to avoid being in default. If we breach our covenants under our Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Indebtedness” and “Description of Exchange Notes.”

Your ability to receive payments on these Exchange Notes is effectively subordinated to those lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the Exchange Notes will be unsecured, but our obligations under the Credit Facility are secured by a security interest in substantially all of our assets. The Issuer is the borrower under the Credit Facility and Holdings and certain of its existing and future domestic subsidiaries have or will guarantee the obligations under the Credit Facility on a senior secured basis. If we are declared bankrupt or insolvent, or if we default under the Credit Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable. If we are unable to repay such indebtedness, the lenders could foreclose on the assets securing the Credit Facility to the exclusion of holders of the Exchange Notes, even if an event of default exists under the indenture governing the notes at such time. In such event, because the Exchange Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of Exchange Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully.

Claims of holders of the Exchange Notes will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the Exchange Notes.

As of the issue date, the Exchange Notes will be guaranteed by certain of our domestic subsidiaries. Claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the Exchange Notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or to creditors of us, including the holders of the Exchange Notes.

We estimate that our non-guarantor subsidiaries would have accounted for approximately $5.7 billion, or 42%, of our total net operating revenue, and approximately $579 million, or 32%, of our total Adjusted EBITDA, in each case, for the year ended December 31, 2011, and approximately $7.7 billion, or 51%, of our total assets, and approximately $7.1 billion, or 57%, of our total liabilities, in each case, as of December 31, 2011.

We may not be able to satisfy our obligations to holders of the Exchange Notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture governing the notes, the holders of the Exchange Notes will be entitled to require us to repurchase the outstanding Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. Failure to make this repurchase would result in a default under the indenture. Also, our Credit Facility may effectively prevent the purchase of the Exchange Notes by us if a change of control occurs and these lenders do not consent to our purchase of the Exchange Notes, unless all amounts outstanding under the Credit Facility are repaid in full. Our failure to purchase or give a notice of purchase of the Exchange Notes would be a default under the indenture, which would in turn be a default under the Credit Facility. In addition, a change of control may constitute an event of default under the Credit Facility. A default under the Credit Facility would result in a default under the indenture if the lenders accelerate the debt under the Credit Facility. The 2015 Notes Indenture contains, and any future credit agreements or other agreements to which we become a party may contain, similar restrictions and provisions. The exercise by holders of the Exchange Notes of their right to require us to repurchase the Exchange Notes could cause a default under our other debt agreements due to the financial effect of these repurchases on us, even if the change of control itself does not cause a default under the indenture.

In the event of a change of control, we may not have sufficient funds to repurchase the Exchange Notes and to satisfy our other obligations under the Exchange Notes and any other indebtedness. The source of funds for any purchase of Exchange Notes would be available cash or cash generated from other sources, which may not be available. Upon the occurrence of a change of control, we could seek to refinance our indebtedness or obtain a waiver from our lenders, but it is possible that we may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. On the other hand, the provisions in the indenture governing the notes regarding a change of control could increase the difficulty of a potential acquiror obtaining control of us. See “Description of Exchange Notes—Change of Control.”

The change of control provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Some of these transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change in the magnitude required under the definition of “Change of Control” in the indenture to trigger our obligation to repurchase the Exchange Notes. Except as described above, the indenture does not contain provisions that permit the holders of the Exchange Notes to require us to repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Therefore, if an event occurs that does not constitute a change of control as defined under the indenture governing the notes, we will not be required to make an offer to repurchase the Exchange Notes and you may be required to hold your Exchange Notes despite the event. See “Description of Exchange Notes—Change of Control.”

Subsidiary guarantors will be automatically released from their obligations under the Credit Facility in a variety of circumstances, which may cause those subsidiary guarantors to be released from their guarantees of the Exchange Notes.

While any obligations under the Credit Facility remain outstanding, any subsidiary guarantor of the Exchange Notes may be released without action by, or consent of, any holder of the Exchange Notes or the trustee under the indenture governing the notes, if any subsidiary guarantor is no longer a guarantor of obligations under the Credit Facility and such subsidiary has no outstanding debt subject to certain exceptions. See “Description of Exchange Notes.” Upon the closing of any asset sale permitted under the Credit Facility consisting of the sale of all of the equity interests of any subsidiary guarantor, the obligations of such subsidiary guarantor under the Credit Facility will be automatically discharged and released. In addition, if any shares of a subsidiary guarantor are subject to certain permitted interest transfers under the Credit Facility, including transfers of such shares in connection with permitted joint ventures or permitted syndication transactions under the Credit Facility, the obligations of such subsidiary guarantor under the Credit Facility will be automatically discharged and released. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the Exchange Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require Exchange Note holders to return payments received from guarantors.

Under the terms of the indenture governing the notes, the Exchange Notes will be guaranteed by Holdings and certain of our subsidiaries at the time of issuance. If Holdings or one of the subsidiaries that is a guarantor of the Exchange Notes becomes the subject of a bankruptcy case or a lawsuit filed by unpaid creditors of any such guarantor, the guarantees entered into by these guarantors may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to other obligations of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

In such event, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee of a guarantor were voided as a fraudulent conveyance or held unenforceable for any other reason, in all likelihood holders of the Exchange Notes would be creditors solely of CHS/Community Health Systems, Inc. and those guarantors whose guarantees had not been voided. The Exchange Notes then would in effect be structurally subordinated to all liabilities of any guarantor whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

We cannot assure you as to what standard a court would use to determine whether or not a guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees would not be subordinated to any guarantor’s other debt.

If a court held that the guarantees should be invalidated as fraudulent conveyances, the court could void, or hold unenforceable, the guarantees, which could mean that you may not receive any payments under the guarantees and the court may direct you to return any amounts that you have already received from any guarantor. Furthermore, the holders of the Exchange Notes would cease to have any direct claim against the applicable guarantor. Consequently, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the Exchange Notes. Sufficient funds to repay the Exchange Notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the invalidation of a guarantee could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found a savings clause provision in that case to be ineffective and held the guarantees at issue in that case to be fraudulent transfers and voided them in their entirety.

There is no assurance that any active trading market will develop for the Exchange Notes.

The Exchange Notes are being issued to, and will be owned by, a relatively small number of beneficial owners. There is no established trading market for the Exchange Notes, or for the Old Notes. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or as to whether any market will develop or be maintained. Accordingly, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely. If a trading market were to develop, future trading prices of the Exchange Notes may be volatile and will depend on many factors, including:

•	the number of holders of Exchange Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Exchange Notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market, if any, for the Exchange Notes will be free from similar disruptions or that any disruptions may not adversely affect the prices at which you may sell your Exchange Notes. Therefore, we cannot assure you that you will be able to sell your Exchange Notes at a particular time or that the price that you receive when you sell will be favorable.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the agreements relating to our indebtedness.

We are significantly leveraged. The following table below shows our level of indebtedness and other information as of December 31, 2011. As of December 31, 2011, a $750 million revolving credit facility was available to us for working capital and general corporate purposes under the Credit Facility, with $37.7 million of the revolving credit facility being set aside for outstanding letters of credit. On November 5, 2010, we entered into an amendment and restatement of our existing Credit Facility, which extended by two and a half years, until January 25, 2017 (subject to customary acceleration events) or, if more than $50 million of our 2015 Notes are outstanding on April 15, 2015, to April 15, 2015, the maturity date of $1.5 billion of the existing term loans under the Credit Facility. In addition, effective February 2, 2012, we completed an additional amendment and restatement of the Credit Facility, which extended by two and a half years the maturity date of an additional $1.6 billion of our existing non-extended term loans under the Credit Facility, until January 25, 2017 (subject to customary acceleration events) or, if more than $50 million of our 2015 Notes are outstanding on April 15, 2015, to April 15, 2015. The remaining approximately $2.9 billion of term loans mature in 2014. On November 22, 2011, we completed our offering of $1.0 billion aggregate principal amount of the Existing Notes, which were issued in a private placement. The net proceeds from this issuance, together with available cash on hand, were used to finance the purchase of $1.0 billion aggregate principal amount of outstanding 2015 Notes and to pay related fees and expenses. The Existing Notes are our unsecured senior obligations and are guaranteed on a senior basis by us and by certain of our domestic subsidiaries. With the exception of some small principal payments of our term loans under our Credit Facility, representing less than 1% of the outstanding balance each year through 2013, approximately $2.9 billion of term loans under our Credit Facility mature in 2014, our 2015 Notes are due in 2015, the remaining $3.1 billion of term loans mature in 2017 and our Existing Notes are due in 2019.

	December 31, 2011
	Actual		As Adjusted(1)
	(Dollars in millions)
Senior secured credit facility term loans	$5,949.4		$5,219.1
Revolving credit facility	30.0		—
2015 Notes	1,777.6	(2)	930.7	(3)
Existing Notes	1,000.0		—
Exchange Notes offered hereby	—		2,025.0	(4)
Replacement Revolver Facility	—		30.0
Incremental Term Loan	—		750.0
Other	89.5		89.5

Total Debt	$8,846.5		$9,044.3

Total Community Health Systems, Inc. stockholders’ equity	$2,397.1		$2,331.6

(1)	On an as adjusted basis to give effect to (i) the issuance of the Exchange Notes offered hereby, (ii) the amendment and restatement of our existing credit facility effective February 2, 2012, (iii) the Replacement Revolver Facility and Incremental Term Loan and (iv) the use of a portion of the net proceeds from the Add-On Notes offering to repurchase $850 million aggregate principal amount of the 2015 Notes in the Tender Offer (assuming that $850 million principal amount of 2015 Notes are tendered prior to the Early Tender Deadline and accepted for purchase in the Tender Offer).
(2)	The 2015 Notes were sold in July 2007 at a discount of $21.3 million. The Actual balance of the 2015 Notes at December 31, 2011 as presented above is net of the unamortized discount of $6.75 million.
(3)	The 2015 Notes were sold in July 2007 at a discount of $21.3 million. The As Adjusted balance of the 2015 Notes at December 31, 2011 as presented above is net of the unamortized discount of $3.66 million.
(4)	The Add-On Notes sold March 21, 2012 were issued at a premium of $25.0 million, which is reflected in the As Adjusted basis. The Existing Notes were sold November 22, 2011 at face value.

As of December 31, 2011, our approximately $4.9 billion notional amount of interest rate swap agreements represented approximately 82% of our variable rate debt. On a prospective basis, a 1% change in interest rates on the remaining unhedged variable rate debt existing as of December 31, 2011, would result in interest expense fluctuating approximately $11.0 million per year. As of March 7, 2012, the principal amount outstanding under our revolving credit facility was $500 million.

The counterparty to the interest rate swap agreements exposes us to credit risk in the event of non-performance. However, at December 31, 2011, we do not anticipate non-performance by the counterparty due to the net settlement feature of the agreements and our liability position with respect to each of our counterparties.

Our leverage could have important consequences for you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•

a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, and future business opportunities;

•	the debt service requirements of our indebtedness could make it more difficult for us to satisfy our financial obligations;

•	some of our borrowings, including borrowings under our Credit Facility, accrue interest at variable rates, exposing us to the risk of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

Despite the fact that we plan to continue to manage the maturities of our indebtedness and pursue opportunistic refinancing transactions from time to time, any financing that we pursue may not be completed on terms satisfactory to us, if at all. In addition, our interest expense may increase if we extend the maturity of our indebtedness.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We may be able to incur substantial additional indebtedness in the future. The terms of the 2015 Notes Indenture and the indenture that governs the notes do not fully prohibit us from doing so. For example, under such indentures, we may incur up to approximately $7.8 billion pursuant to a credit facility or a qualified receivables transaction, less certain amounts repaid with the proceeds of asset dispositions. As of December 31, 2011, our Credit Facility provided for commitments of up to approximately $6.7 billion in the aggregate. Additionally, our Credit Facility also gives us the ability to provide for one or more additional tranches of term loans in the aggregate principal amount of up to $1.0 billion without the consent of the existing lenders if specified criteria are satisfied and for up to $300 million of borrowing capacity from receivables transactions (including securitizations). On March 21, 2012, the Issuer and certain of its subsidiaries entered into the Receivables Facility. As of March 31, 2012, the principal amount outstanding under the Receivables Facility was $300 million. If new debt is added to our current debt levels, the related risks that we now face could be further exacerbated.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. In addition, if there are only a small number of Old Notes outstanding, there may not be a very liquid market in those Old Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption “Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Based on interpretations by the SEC in no-action letters, we believe, with respect to Exchange Notes issued in the exchange offer, that:

•	holders who are not “affiliates” of ours within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their Exchange Notes in the ordinary course of business;

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	are not broker-dealers do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding Exchange Notes in market-making activities or other trading activities and must deliver a prospectus when they resell Exchange Notes they acquire in the exchange offer in order not to be deemed an underwriter.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreements will terminate. See “Exchange Offer—Procedures for Tendering Old Notes” and “Exchange Offer—Consequences of Failure to Exchange.”

Risks related to our business

If competition decreases our ability to acquire additional hospitals on favorable terms, we may be unable to execute our acquisition strategy.

An important part of our business strategy is to acquire two to four hospitals each year. However, not-for-profit hospital systems and other for-profit hospital companies generally attempt to acquire the same type of hospitals as we do. Some of these other purchasers have greater financial resources than we do. Our principal competitors for acquisitions have included Health Management Associates, Inc. and LifePoint Hospitals, Inc. On some occasions, we also compete with HCA Holdings, Inc., or HCA, Universal Health Services, Inc., or UHS, and local market hospitals. In addition, some hospitals are sold through an auction process, which may result in higher purchase prices than we believe are reasonable. Therefore, we may not be able to acquire additional hospitals on terms favorable to us.

If we fail to improve the operations of acquired hospitals, we may be unable to achieve our growth strategy.

Many of the hospitals we have acquired had, or future acquisitions may have, significantly lower operating margins than we do and/or operating losses prior to the time we acquired or will acquire them. In the past, we have occasionally experienced temporary delays in improving the operating margins or effectively integrating the operations of these acquired hospitals. In the future, if we are unable to improve the operating margins of acquired hospitals, operate them profitably, or effectively integrate their operations, we may be unable to achieve our growth strategy.

If we acquire hospitals with unknown or contingent liabilities, we could become liable for material obligations.

Hospitals that we acquire may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. Although we generally seek indemnification from prospective sellers covering these matters, we may nevertheless have material liabilities for past activities of acquired hospitals.

State efforts to regulate the construction, acquisition or expansion of hospitals could prevent us from acquiring additional hospitals, renovating our facilities or expanding the breadth of services we offer.

Some states require prior approval for the construction or acquisition of healthcare facilities and for the expansion of healthcare facilities and services. In giving approval, these states consider the need for additional or expanded healthcare facilities or services. In some states in which we operate, we are required to obtain certificates of need, or CONs, for capital expenditures exceeding a prescribed amount, changes in bed capacity or services and some other matters. Other states may adopt similar legislation. We may not be able to obtain the required CONs or other prior approvals for additional or expanded facilities in the future. In addition, at the time we acquire a hospital, we may agree to replace or expand the facility we are acquiring. If we are not able to obtain the required prior approvals, we would not be able to replace or expand the facility and expand the breadth of services we offer. Furthermore, if a CON or other prior approval upon which we relied to invest in construction of a replacement or expanded facility, were to be revoked or lost through an appeal process, then we may not be able to recover the value of our investment.

State efforts to regulate the sale of hospitals operated by not-for-profit entities could prevent us from acquiring additional hospitals and executing our business strategy.

Many states, including some where we have hospitals and others where we may in the future acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect the use of charitable assets. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the non-profit seller. These review and, in some instances, approval processes can add additional time to the closing of a hospital acquisition. And, future actions on the state level could seriously delay or even prevent our ability to acquire hospitals.

If we are unable to effectively compete for patients, local residents could use other hospitals.

The hospital industry is highly competitive. In addition to the competition we face for acquisitions and physicians, we must also compete with other hospitals and healthcare providers for patients. The competition among hospitals and other healthcare providers for patients has intensified in recent years. The majority of our hospitals are located in non-urban service areas. We estimate that we are the sole acute care service provider in approximately 60% of the markets we serve. In most of our other markets, the primary competitor is a not-for-profit hospital. These not-for-profit hospitals generally differ in each jurisdiction. However, our hospitals face competition from hospitals outside of their primary service area, including hospitals in urban areas that provide more complex services. Patients in our primary service areas may travel to these other hospitals for a variety of reasons. These reasons include physician referrals or the need for services we do not offer. Patients who seek services from these other hospitals may subsequently shift their preferences to those hospitals for the services we provide.

Some of our hospitals operate in primary service areas where they compete with one other hospital; 25 of our hospitals compete with more than one other hospital in their respective primary service areas. Some of these competing hospitals use equipment and services more specialized than those available at our hospitals. In addition, some competing hospitals are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals do not pay income or property taxes, and can make capital expenditures without paying sales tax. We also face competition from other specialized care providers, including outpatient surgery, orthopedic, oncology and diagnostic centers.

We expect that these competitive trends will continue. Our inability to compete effectively with other hospitals and other healthcare providers could cause local residents to use other hospitals.

The failure to obtain our medical supplies at favorable prices could cause our operating results to decline.

We have a participation agreement with HealthTrust Purchasing Group, L.P., or HealthTrust, a group purchasing organization, or GPO. This agreement extends to January 2013, with automatic renewal terms of one year, unless either party terminates by giving notice of non-renewal. GPOs attempt to obtain favorable pricing on medical supplies with manufacturers and vendors who sometimes negotiate exclusive supply arrangements in exchange for the discounts they give. To the extent these exclusive supply arrangements are challenged or deemed unenforceable, we could incur higher costs for our medical supplies obtained through HealthTrust. These higher costs could cause our operating results to decline.

There can be no assurance that our arrangement with HealthTrust will provide the discounts we expect to achieve.

If the fair value of our reporting units declines, a material non-cash charge to earnings from impairment of our goodwill could result.

At December 31, 2011, we had approximately $4.3 billion of goodwill recorded on our books. We expect to recover the carrying value of this goodwill through our future cash flows. On an ongoing basis, we evaluate, based on the fair value of our reporting units, whether the carrying value of our goodwill is impaired. If the carrying value of our goodwill is impaired, we may incur a material non-cash charge to earnings.

A significant decline in operating results or other indicators of impairment at one or more of our facilities could result in a material, non-cash charge to earnings to impair the value of long-lived assets.

Our operations are capital intensive and require significant investment in long-lived assets, such as property, equipment and other long-lived intangible assets, including capitalized internal-use software. If one of our facilities experiences declining operating results or is adversely impacted by one or more of these risk factors, we may not be able to recover the carrying value of those assets through our future operating cash flows. On an ongoing basis, we evaluate whether changes in future undiscounted cash flows reflect an impairment in the fair value of our long-lived assets. If the carrying value of those assets is impaired, we may incur a material non-cash charge to earnings.

Risks Related to Our Industry

We are subject to uncertainties regarding healthcare reform.

In recent years, Congress and some state legislatures have introduced an increasing number of proposals to make major changes in the healthcare system, including an increased emphasis on the linkage between quality of care criteria and payment levels such as the submission of patient quality data to the Secretary of Health and Human Services. In addition, CMS conducts ongoing reviews of certain state reimbursement programs.

The American Recovery and Reinvestment Act of 2009, or ARRA, was signed into law on February 17, 2009, providing for a temporary increase in the federal matching assistance percentage (“FMAP”), a temporary increase in federal Medicaid DSH allotments, subsidization of health insurance premiums (“COBRA”) for up to nine months, and grants and loans for infrastructure and incentive payments for providers who adopt and use health information technology. This act also provides penalties by reducing reimbursement from Medicare in the form of reductions to scheduled market basket increases beginning in federal fiscal year 2015 if eligible hospitals and professionals fail to demonstrate meaningful use of electronic health record technology.

The Patient Protection and Affordable Care Act, or PPACA, was signed into law on March 23, 2010. In addition, the Reconciliation Act, which contains a number of amendments to PPACA, was signed into law on March 30, 2010. These healthcare acts, referred to collectively as the Reform Legislation, include a mandate that requires substantially all U.S. citizens to maintain medical insurance coverage, which will ultimately increase the number of persons with access to health insurance in the United States. The Reform Legislation should result in a reduction in uninsured patients, which should reduce our expense from uncollectible accounts receivable; however, this legislation makes a number of other changes to Medicare and Medicaid, such as reductions to the Medicare annual market basket update for federal fiscal years 2010 through 2019, a productivity offset to the Medicare market basket update which began October 1, 2011, and a reduction to the Medicare and Medicaid disproportionate share payments, that could adversely impact the reimbursement received under these programs. The various provisions in the Reform Legislation that directly or indirectly affect reimbursement are scheduled to take effect over a number of years, and we cannot predict their impact at this time. Other provisions of the Reform Legislation, such as requirements related to employee health insurance coverage, should increase our operating costs.

Also included in the Reform Legislation are provisions aimed at reducing fraud, waste and abuse in the healthcare industry. These provisions allocate significant additional resources to federal enforcement agencies and expand the use of private contractors to recover potentially inappropriate Medicare and Medicaid payments. The Reform Legislation amends several existing federal laws, including the Medicare Anti-Kickback Statute and the False Claims Act, making it easier for government agencies and private plaintiffs to prevail in lawsuits brought against healthcare providers. These amendments also make it easier for potentially severe fines and penalties to be imposed on healthcare providers accused of violating applicable laws and regulations.

In a number of markets, we have partnered with local physicians in the ownership of our facilities. Such investments have been permitted under an exception to the physician self-referral law, or the Stark Law, that allows physicians to invest in an entire hospital (as opposed to individual hospital departments). The Reform Legislation changes the “whole hospital” exception to the Stark Law. The Reform Legislation permits existing physician investments in a whole hospital to continue under a “grandfather” clause if the arrangement satisfies certain requirements and restrictions, but physicians became prohibited, from the time the Reform Legislation became effective, from increasing the aggregate percentage of their ownership in the hospital. The Reform Legislation also restricts the ability of existing physician-owned hospitals to expand the capacity of their facilities. Physician investments in hospitals that are under development are protected by the grandfather clause only if the physician investments have been made and the hospital had a Medicare provider agreement as of a specific date.

The impact of the Reform Legislation on each of our hospitals will vary depending on payor mix and a variety of other factors. We anticipate that many of the provisions in the Reform Legislation will be subject to further clarification and modification through the rule-making process, the development of agency guidance and judicial interpretations. In particular, the Supreme Court of the United States has accepted an appeal of one of the many cases challenging various aspects, including the constitutionality of the Reform Legislation. We cannot predict the impact the Reform Legislation may have on our business, results of operations, cash flow, capital resources and liquidity, or the ultimate outcome of the judicial rulings. Furthermore, we cannot predict whether we will be able to modify certain aspects of our operations to offset any potential adverse consequences from the Reform Legislation.

If federal or state healthcare programs or managed care companies reduce the payments we receive as reimbursement for services we provide, our net operating revenues may decline.

In 2011, 36.5% of our net operating revenues came from the Medicare and Medicaid programs. Federal healthcare expenditures continue to increase and state governments continue to face budgetary shortfalls as a result of the current economic downturn and accelerating Medicaid enrollment. As a result, federal and state governments have made, and continue to make, significant changes in the Medicare and Medicaid programs. Some of these changes have decreased, or could decrease, the amount of money we receive for our services relating to these programs.

In addition, insurance and managed care companies and other third parties from whom we receive payment for our services increasingly are attempting to control healthcare costs by requiring that hospitals discount payments for their services in exchange for exclusive or preferred participation in their benefit plans. We believe that this trend may continue and our inability to negotiate increased reimbursement rates or maintain existing rates may reduce the payments we receive for our services.

If we fail to comply with extensive laws and government regulations, including fraud and abuse laws, we could suffer penalties or be required to make significant changes to our operations.

The healthcare industry is required to comply with many laws and regulations at the federal, state, and local government levels. These laws and regulations require that hospitals meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes, environmental protection and privacy. These laws include, in part, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and a section of the Social Security Act, known as the “anti-kickback” statute. If we fail to comply with applicable laws and regulations, including fraud and abuse laws, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in the Medicare, Medicaid, and other federal and state healthcare programs.

In addition, there are heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, including the hospital segment. Recent enforcement actions have focused on financial arrangements between hospitals and physicians, billing for services without adequately documenting the medical necessity for such services, and billing for services outside the coverage guidelines for such services. Specific to our hospitals, we have received inquiries and subpoenas from various governmental agencies regarding these and other matters, and we are also subject to various claims and lawsuits relating to such matters.

For a further discussion of these matters, see “—Certain Legal Matters” below.

In the future, different interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs, and operating expenses.

A shortage of qualified nurses could limit our ability to grow and deliver hospital healthcare services in a cost-effective manner.

Hospitals are currently experiencing a shortage of nursing professionals, a trend which we expect to continue for some time. If the supply of qualified nurses declines in the markets in which our hospitals operate, it may result in increased labor expenses and lower operating margins at those hospitals. In addition, in some markets like California, there are requirements to maintain specified nurse-staffing levels. To the extent we cannot meet those levels, the healthcare services that we provide in these markets may be reduced.

If we become subject to significant legal actions, we could be subject to substantial uninsured liabilities or increased insurance costs.

In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability, or related legal theories. Even in states that have imposed caps on damages, litigants are seeking recoveries under new theories of liability that might not be subject to the caps on damages. Many of these actions involve large claims and significant defense costs. To protect us from the cost of these claims, we maintain claims made professional malpractice liability insurance and general liability insurance coverage in excess of those amounts for which we are self-insured. This insurance coverage is in amounts that we believe to be sufficient for our operations. However, our insurance coverage does not cover all claims against us or may not continue to be available at a reasonable cost for us to maintain adequate levels of insurance. As a percentage of net operating revenues, our expense related to malpractice and other professional liability claims, including the cost of excess insurance, increased in 2009 by 0.2%, decreased in 2010 by 0.2% and decreased in 2011 by 0.2%. If these costs rise rapidly, our profitability could decline. For a further discussion of our insurance coverage, see our discussion of professional liability claims in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 23, 2012, which is incorporated by reference in this prospectus.

We are the subject of a number of legal proceedings and government investigations that, if resolved unfavorably, could have a material adverse effect on our financial condition and results of operations.

We are party to various ongoing legal proceedings and government investigations. For a further discussion of certain of these matters, see “—Certain Legal Matters” below. Some of these legal proceedings and government investigations are at an early stage and we cannot predict how they will be resolved. Furthermore, there may be additional proceedings under seal that are not known to us. Should an unfavorable outcome occur in any of our current legal proceedings, or if successful claims or other actions are brought against us in the future, there could be a material adverse effect on our financial condition and results of operations.

If we experience growth in self-pay volume and revenues, our financial condition or results of operations could be adversely affected.

Like others in the hospital industry, we have experienced an increase in our provision for bad debts as a percentage of net operating revenues due to a growth in self-pay volume and revenues. Although we continue to seek ways of improving point of service collection efforts and implementing appropriate payment plans with our patients, if we experience growth in self-pay volume and revenues, our results of operations could be adversely affected. Further, our ability to improve collections for self-pay patients may be limited by statutory, regulatory and investigatory initiatives, including private lawsuits directed at hospital charges and collection practices for uninsured and underinsured patients.

Currently, the global economies, and in particular the United States, are experiencing a period of economic uncertainty and the related financial markets are experiencing a high degree of volatility. This current financial turmoil is adversely affecting the banking system and financial markets and resulting in a tightening in the credit markets, a low level of liquidity in many financial markets and extreme volatility in fixed income, credit, currency and equity markets. This uncertainty poses a risk as it could potentially lead to higher levels of uninsured patients, result in higher levels of patients covered by lower paying government programs and/or result in fiscal uncertainties at both government payors and private insurers.

If our implementation of electronic health record systems is not effective or exceeds our budget and timeline, our operations could be adversely affected.

ARRA created an incentive payment program for eligible hospitals and healthcare professionals to adopt and meaningfully use certified electronic health records, or EHR, technology. The implementation of EHR that meets the meaningful use criteria requires a significant capital investment, and our current plan to implement EHR anticipates maximizing the incentive payment program created by ARRA. If our hospitals and employed professionals are unable to meet the requirements for participation in the incentive payment program, we will not be eligible to receive incentive payments that could offset some of the costs of implementing EHR systems. As additional incentive, beginning in federal fiscal year 2015, if eligible hospitals and professionals fail to demonstrate meaningful use of certified EHR technology, they will be penalized with reduced reimbursement from Medicare in the form of reductions to scheduled market basket increases. If we fail to implement EHR systems effectively and in a timely manner, there could be a material adverse effect on our consolidated financial position and consolidated results of operations.

Certain Legal Matters

From time to time, we receive various inquiries or subpoenas from state regulators, fiscal intermediaries, the Centers for Medicare and Medicaid Services and the Department of Justice regarding various Medicare and Medicaid issues. In addition to the subpoenas discussed below, we are currently responding to subpoenas for matters such as: durable medical equipment (“DME”) vendor relationships and patient choice discharge instructions at our Washington hospitals, operations of a cardiovascular surgery department at our Oregon hospital and lab operations at a New Mexico hospital. In addition, we are subject to other claims and lawsuits arising in the ordinary course of our business. Some pending or threatened proceedings against us may involve potentially substantial amounts as well as the possibility of civil, criminal, or administrative fines, penalties, or other sanctions, which could have a material adverse effect on our business and operations. Settlements of suits involving Medicare and Medicaid issues routinely require both monetary payments as well as corporate integrity agreements. Additionally, qui tam or “whistleblower” actions initiated under the civil False Claims Act may be pending against us but placed under seal by the court to comply with the False Claims Act’s requirements for filing such suits.

On February 10, 2006, we received a letter from the Civil Division of the Department of Justice requesting documents in an investigation it was conducting involving the Company. The inquiry related to the way in which different state Medicaid programs apply to the federal government for matching or supplemental funds that are ultimately used to pay for a small portion of the services provided to Medicaid and indigent patients. These programs are referred to by different names, including “intergovernmental payments,” “upper payment limit programs,” and “Medicaid disproportionate share hospital payments.” The February 2006 letter focused on our hospitals in three states: Arkansas, New Mexico and South Carolina. On August 31, 2006, we received a follow up letter from the Department of Justice requesting additional documents relating to the programs in New Mexico and the payments to our three hospitals in that state. Through the beginning of 2009, we provided the Department of Justice with requested documents, met with its personnel on numerous occasions and otherwise cooperated in its investigation. During the course of the investigation, the Civil Division notified us that it believed that we and these three New Mexico hospitals caused the State of New Mexico to submit improper claims for federal funds, in violation of the Federal False Claims Act. At one point, the Civil Division calculated that the three hospitals received ineligible federal participation payments from August 2000 to June 2006 of approximately $27.5 million and said that if it proceeded to trial, it would seek treble damages plus an appropriate penalty for each of the violations of the Federal False Claims Act. This investigation has culminated in the federal government’s intervention in a qui tam lawsuit styled U.S. ex rel. Baker vs. Community Health Systems, Inc., pending in the United States District Court for the District of New Mexico. The federal government filed its complaint in intervention on June 30, 2009. The relator filed a second amended complaint on July 1, 2009. Both of these complaints expand the time period during which alleged improper payments were made. We filed motions to dismiss all of the federal government’s and the relator’s claims on August 28, 2009. On March 19, 2010, the court granted in part and denied in part our motion to dismiss as to the relator’s complaint. On July 7, 2010, the court denied our motion to dismiss the federal government’s complaint in intervention. On July 21, 2010, we filed our answer and pretrial discovery began. On June 2, 2011, the relator filed a Third Amended Complaint adding subsidiaries Community Health Systems Professional Services Corporation and CHS/Community Health Systems, Inc. as defendants. On June 6, 2011, the government filed its First Amended Complaint in intervention adding Community Health Systems Professional Services Corporation as a defendant. Discovery is closed. The deadline for filing of Motions for Summary Judgment is March 27, 2012 and there is currently no trial date set. We are vigorously defending this action.

On June 12, 2008, two of our hospitals received letters from the United States Attorney’s Office for the Western District of New York requesting documents in an investigation it was conducting into billing practices with respect to kyphoplasty procedures performed during the period January 1, 2002 through June 9, 2008. On September 16, 2008, one of our hospitals in South Carolina also received an inquiry. Kyphoplasty is a surgical spine procedure that returns a compromised vertebrae (either from trauma or osteoporotic disease process) to its previous height, reducing or eliminating severe pain. We have been informed that similar investigations have been initiated at unaffiliated facilities in Alabama, South Carolina, Indiana and other states. We believe that this investigation is related to a qui tam settlement between the same United States Attorney’s office and the manufacturer and distributor of the Kyphon product, which is used in performing the kyphoplasty procedure. We are cooperating with the investigation and we are continuing to evaluate and discuss this matter with the federal government.

On April 19, 2009, we were served in Roswell, New Mexico with an answer and counterclaim in the case of Roswell Hospital Corporation d/b/a Eastern New Mexico Medical Center vs. Patrick Sisneros and Tammie McClain (sued as Jane Doe Sisneros). The case was originally filed as a collection matter. The counterclaim was filed as a putative class action and alleged theories of breach of contract, unjust enrichment, misrepresentation, prima facie tort, Fair Trade Practices Act violations and violation of the New Mexico RICO statute. On May 7, 2009, the hospital filed a notice of removal to federal court. On July 27, 2009, the case was remanded to state court for lack of a federal question. A motion to dismiss and a motion to dismiss misjoined counterclaim plaintiffs were filed on October 20, 2009. These motions were denied. Extensive discovery has been conducted. A motion for class certification for all uninsured patients was heard on March 3 through March 5, 2010 and on April 13, 2010, the state district court judge certified the case as a class action. Numerous hearings have been conducted to assess the sufficiency of the methodology used to determine class damages. On December 5, 2011, the court entered an order approving the suggested damages methodology. We are vigorously defending this action.

On December 7, 2009, we received a document subpoena from the United States Department of Health and Human Services, Office of the Inspector General, or OIG, requesting documents related to our hospital in Laredo, Texas. The categories of documents requested included case management, resource management, admission criteria, patient medical records, coding, billing, compliance, the Joint Commission accreditation, physician documentation, payments to referral sources, transactions involving physicians, disproportionate share hospital status and audits by the hospital’s Quality Improvement organization. On January 22, 2010, we received a “request for information or assistance” from the OIG’s Office of Investigation requesting patient medical records from Laredo Medical Center in Laredo, Texas for certain Medicaid patients with an extended length of stay. Additional requests for records have also been received, including a request containing follow-up questions received on January 5, 2011. We continue to cooperate fully with this investigation.

On May 16, 2011, we received a subpoena dated May 10, 2011 from the Houston Office of the United States Department of Health and Human Services, OIG, requesting 71 patient medical records from our hospital in Shelbyville, Tennessee, and directing the return of the records to the Assistant United States Attorney handling the Laredo investigation. We are unaware of any connection between these two facilities other than they are both affiliated with us. We continue to cooperate fully with this investigation.

On September 20, 2010, we received a letter from the United States Department of Justice, Civil Division, advising us that an investigation is being conducted to determine whether certain hospitals have improperly submitted claims for payment for implantable cardioverter defibrillators, or ICD. The period of time covered by the investigation is 2003 to the present. The letter states that the Department of Justice’s data indicates that many of our hospitals have claims that need to be reviewed to determine if Medicare payment was appropriate. We understand that the Department of Justice has submitted similar requests to many other hospitals and hospital systems across the country as well as to the ICD manufacturers themselves. We continue to fully cooperate with the government in this investigation and have provided requested records and documents.

On November 15, 2010, we were served with substantially identical Civil Investigative Demands (CIDs) from the Office of Attorney General, State of Texas for all 18 of our affiliated Texas hospitals. The subject of the requests appears to concern emergency department procedures and billing. We have complied with these requests and are providing all documentation and reports requested. We are continuing to cooperate with the government in this investigation.

On April 8, 2011, we received a document subpoena, dated March 31, 2011, from the United States Department of Health and Human Services, OIG, in connection with an investigation of possible improper claims submitted to Medicare and Medicaid. The subpoena, issued from the OIG’s Chicago, Illinois office, requested documents from all of our hospitals and appears to concern emergency department processes and procedures, including our hospitals’ use of the Pro-MED Clinical Information System, which is a third-party software system that assists with the management of patient care and provides operational support and data collection for emergency department management and has the ability to track discharge, transfer and admission recommendations of emergency department physicians. The subpoena also requested other information about our relationships with emergency department physicians, including financial arrangements. The subpoena’s requests were very similar to those contained in the Civil Investigative Demands received by our Texas hospitals from the Office of the Attorney General of the State of Texas on November 15, 2010 (described above). We are continuing to cooperate with the government (including production of documents and interviews with witnesses) in this investigation.

On April 11, 2011, Tenet Healthcare Corporation, or Tenet, filed suit against the Company, Wayne T. Smith and W. Larry Cash in the United States District Court for the Northern District of Texas. The suit alleged we committed violations of certain federal securities laws by making certain statements in various proxy materials filed with the SEC in connection with our offer to purchase Tenet. Tenet alleged that we engaged in a practice to under-utilize observation status and over-utilize inpatient admission status and asserts that by doing so, we created undisclosed financial and legal liability to federal, state and private payors. The suit seeks declaratory and injunctive relief and Tenet’s costs. On April 19, 2011, we filed a motion to dismiss the complaint. On May 16, 2011, Tenet filed an amended complaint. On June 29, 2011, we filed a motion to dismiss the amended complaint. A hearing on our motion to dismiss occurred on September 8, 2011. On March 21, 2012, the court dismissed this case in its entirety, with prejudice.

On April 22, 2011, a joint motion was filed by the relator and the United States Department of Justice in the case styled United States ex rel. and Reuille vs. Community Health Systems Professional Services Corporation and Lutheran Musculoskeletal Center, LLC d/b/a Lutheran Hospital, in the United States District Court for the Northern District of Indiana, Fort Wayne Division. The lawsuit was originally filed under seal on January 7, 2009. The suit is brought under the False Claims Act and alleges that Lutheran Hospital of Indiana billed the Medicare program for (a) false 23 hour observation after outpatient surgeries and procedures, and (b) intentional assignment of inpatient status to one-day stays for cases that do not meet Medicare criteria for inpatient intensity of service or severity of illness. The relator had worked in the case management department of Lutheran Hospital of Indiana but was reassigned to another department in the fall of 2006. This facility was acquired by us as part of the July 25, 2007 merger transaction with Triad Hospitals, Inc. The complaint also includes allegations of age discrimination in Ms. Reuille’s 2006 reassignment and retaliation in connection with her resignation on October 1, 2008. We had cooperated fully with the government in its investigation of this matter, but had been unaware of the exact nature of the allegations in the complaint. On December 27, 2010, the government filed a notice that it declined to intervene in this suit. The motion contained additional information about how the government intended to proceed with an investigation regarding “allegations of improper billing for inpatient care at other hospitals associated with Community Health Systems, Inc. … asserted in other qui tam complaints in other jurisdictions.” The motion stated that the Department of Justice has “consolidated its investigations” of the Company and other related entities and that “the Civil Division of the Department of Justice, multiple United States Attorneys’ offices, and the Office of Inspector General for the Department of Health and Human Services, or HHS, are now closely coordinating their investigation of these overlapping allegations. The Attorney General of Texas has initiated an investigation; the United States intends to work cooperatively with Texas and any other States investigating these allegations.” The motion also stated that the Office of Audit Services for the Office of Investigations for HHS has been engaged to conduct a national audit of certain of our Medicare claims. The government confirmed that it considers the allegations made in the complaint styled Tenet Healthcare Corporation vs. Community Health Systems, Inc., et al. filed in the United States District Court for the Northern District of Texas, Dallas Division on April 11, 2011 to be related to the allegations in the qui tam and to what the government is now describing as a consolidated investigation. Because qui tam suits are filed “under seal,” no one but the relator and the government knows that the suit has been filed or what allegations are being made by the relator on behalf of the government. Initially, the government has 60 days to make a determination about whether to intervene in a case and to act as the plaintiff or to decline to intervene and allow the relator to act as the plaintiff in the suit, but extensions of time are frequently granted to allow the government additional time to investigate the allegations. Even if, in the course of an investigation, the court partially unseals a complaint to allow the government and a defendant to work to a resolution of the complaint’s allegations, the defendant is prohibited from revealing to anyone even that the partial unsealing has occurred. As the investigation proceeds, we may learn of additional qui tam suits filed against us or our affiliated hospitals or related entities, or that contact letters, document requests, or medical record requests we have received in the past from various governmental agencies are generated from qui tam cases filed under seal. The motion filed on April 22, 2011 concluded by requesting a stay of the litigation in the Reuille case for 180 days, and on April 25, 2011, the court granted the motion. Our management company subsidiary, Community Health Systems Professional Services Corporation, the defendant in the Reuille case, consented to the request for the stay. On October 19, 2011, the government filed an application to transfer the Reuille case to the Middle District of Tennessee or for an extension of the stay for an additional 180 days. We agreed that a stay for an additional, but shorter period of time, 90 days, was appropriate, but did not consent to the transfer of the case. Our response setting forth our legal arguments was filed on October 24, 2011. On November 1, 2011, the court denied the motion to transfer the matter and extended the stay until April 30, 2012. We are cooperating fully with the government in its investigations.

On May 13, 2011, we received a subpoena from the SEC requesting documents related to or requested in connection with the various inquiries, lawsuits and investigations regarding, generally, emergency room admissions or observation practices at our hospitals. The subpoena also requested documents relied upon by us in responding to the Tenet litigation, as well as other communications about the Tenet litigation. As with all government investigations, we are cooperating fully with the SEC.

Three purported class action shareholder federal securities cases have been filed in the United States District Court for the Middle District of Tennessee; namely, Norfolk County Retirement System v. Community Health Systems, Inc., Wayne T. Smith and W. Larry Cash, filed May 5, 2011; De Zheng v. Community Health Systems, Inc., Wayne T. Smith and W. Larry Cash, filed May 12, 2011; and Minneapolis Firefighters Relief Association v. Community Health Systems, Inc., Wayne T. Smith, W. Larry Cash and Thomas Mark Buford, filed June 2, 2011. All three seek class certification on behalf of purchasers of our common stock between July 27, 2006 and April 11, 2011 and allege that misleading statements resulted in artificially inflated prices for our common stock. On September 20, 2011, all three were assigned to the same judge as related cases. On December 28, 2011, the court consolidated all three shareholder cases for pretrial purposes, selected NYC Funds as lead plaintiffs, and selected NYC Funds’ counsel as lead plaintiffs’ counsel. The parties are in the process of negotiating operative dates for these consolidated shareholder federal securities actions, including dates for the filing of an operative consolidated complaint and related briefing. Three purported shareholder derivative actions have also been filed in the United States District Court for the Middle District of Tennessee; Plumbers and Pipefitters Local Union No. 630 Pension Annuity Trust Fund v. Wayne T. Smith, W. Larry Cash, T. Mark Buford, John A. Clerico, James S. Ely III, John A. Fry, William Norris Jennings, Julia B. North and H. Mitchell Watson, Jr., filed May 24, 2011; Roofers Local No. 149 Pension Fund v. Wayne T. Smith, W. Larry Cash, John A. Clerico, James S. Ely, III, John A. Fry, William Norris Jennings, Julia B. North and H. Mitchell Watson, Jr., filed June 21, 2011; and Lambert Sweat v. Wayne T. Smith, W. Larry Cash, T. Mark Buford, John A. Clerico, James S. Ely, III, John A. Fry, William Norris Jennings, Julia B. North, H. Mitchell Watson, Jr. and Community Health Systems, Inc., filed October 5, 2011. These three cases allege breach of fiduciary duty arising out of allegedly improper inpatient admission practices, mismanagement, waste and unjust enrichment. On September 28, 2011, the court ordered that the Plumbers and Pipefitters Local Union No. 630 Pension Annuity Trust Fund action and the Roofers Local No. 149 Pension Fund action be consolidated for pretrial purposes, and appointed the derivative plaintiffs’ lead counsel. On November 29, 2011, the court ordered that the Lambert Sweat action be consolidated with the Plumbers and Roofers consolidated derivative actions. Plaintiffs are expected to file an operative amended derivative complaint in these three consolidated actions on or about March 15, 2012. We will vigorously defend these matters.

On June 2, 2011, an order was entered unsealing a relator’s qui tam complaint in the matter of U.S. ex. rel Wood M. Deming, MD, individually and on behalf of Regional Cardiology Consultants, PC v. Jackson-Madison County General Hospital, an Affiliate of West Tennessee Healthcare, Regional Hospital of Jackson, a Division of Community Health Systems Professional Services Corporation, James Moss, individually, Timothy Puthoff, individually, Joel Perchik, MD, individually, and Elie H. Korban, MD, individually. The action is pending in the Western District of Tennessee, Jackson Division. Regional Hospital of Jackson is an affiliated hospital and Mr. Puthoff is a former chief executive officer there. The Order recited that the United States had elected to intervene to a limited degree only concerning the claims against Dr. Korban for false and fraudulent billing for allegedly unnecessary stent procedures and for causing the submission of false claims by the hospitals. The United States expressly declined to intervene in all other claims against all other named defendants. On July 28, 2011, we were served by the relator. On September 7, 2011, we filed our answer. On January 26, 2012, the relator was granted unopposed leave to file an amended complaint. We will vigorously defend this case.

On June 13, 2011, our hospital in Easton, Pennsylvania received a document subpoena from the Philadelphia office of the United States Department of Justice. The documents requested included medical records for certain urological procedures performed by a non-employed physician who is no longer on the medical staff and other records concerning the hospital’s relationship with the physician. Certain procedures performed by the physician had been previously reviewed and appropriate repayments had been made. We are cooperating fully with the government in this investigation.

On February 2, 2012, an order was entered unsealing a relator’s qui tam complaint in the matter of Pamela Gronemeyer ex rel. United States of America v. Crossroads Community Hospital. The action is pending in the United States District Court, Southern District of Illinois. Crossroads Community Hospital is an affiliated hospital. The order recited that the United States had declined to intervene in this matter. We had previously disclosed this matter in the context of our response to a subpoena concerning blood administration practices at an affiliated Illinois hospital. We will vigorously defend this case.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our and the guarantors’ obligations under the Registration Rights Agreements. We will not receive any cash proceeds from the issuance of the Exchange Notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange, Old Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes.” The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

SELECTED HISTORICAL FINANCIAL DATA

The following selected consolidated historical financial data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 23, 2012, which is incorporated by reference in this prospectus. The consolidated balance sheet and statement of operations data as of and for the fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011 were derived from our audited consolidated financial statements.

	Year Ended December 31,
	2007	2008	2009	2010	2011
	(Dollars in thousands)
Consolidated Statement of Income Data
Net operating revenues	$6,915,234	$10,563,460	$11,742,454	$12,623,274	$13,626,168
Income from operations	470,598	970,086	1,064,831	1,121,044	1,134,485
Income from continuing operations	70,351	238,386	305,811	355,213	335,894
Net income	44,691	252,734	306,377	348,441	277,623
Net income attributable to noncontrolling interests	14,402	34,430	63,227	68,458	75,675

Net income attributable to Community Health Systems, Inc.	$30,829	$218,304	$243,150	$279,983	$201,948

Consolidated Balance Sheet Data (end of period)
Cash and cash equivalents	$133,574	$220,655	$344,541	$299,169	$129,865
Total assets	13,493,644	13,818,254	14,021,472	14,698,123	15,208,840
Long-term obligations	9,974,516	10,287,535	10,179,402	10,418,234	10,437,513
Redeemable noncontrolling interests in equity of consolidated subsidiaries	346,999	348,816	368,857	387,472	395,743
Community Health Systems, Inc. stockholders’ equity	1,687,293	1,611,029	1,950,635	2,189,464	2,397,096
Noncontrolling interests in equity of consolidated subsidiaries	51,419	61,457	64,782	60,913	67,349

	Year Ended December 31,
	2009	2010	2011
	(Dollars in thousands)
Consolidated Statement of Income Data
Operating Data
Number of hospitals (at end of period)	122	127	131
Licensed beds (at end of period)(1)	17,557	19,004	19,695
Beds in service (at end of period)(2)	15,539	16,264	16,832
Admissions(3)	675,902	678,284	675,050
Adjusted admissions(4)	1,242,647	1,277,235	1,330,988
Patient days(5)	2,874,125	2,891,699	2,970,044
Average length of stay (days)(6)	4.3	4.3	4.4
Occupancy rate (beds in service)(7)	51.3%	50.2%	49.1%
Net operating revenues	$11,742,454	$12,623,274	$13,626,168
Net inpatient revenues as a % of total net operating revenues	50.4%	49.3%	46.1%
Net outpatient revenues as a % of total net operating revenues	47.3%	48.5%	51.9%
Other Financial Data
Adjusted EBITDA(8)	$1,652,405	$1,761,484	$1,836,650
Adjusted EBITDA(8) as a percentage of total net operating revenues	14.1%	14.0%	13.5%

	Year Ended December 31,
	2010	2011
	(Dollars in thousands)
Same-Store Data(9)
Admissions(3)	678,284	640,302
Adjusted admissions(4)	1,277,235	1,267,235
Patient days(5)	2,891,699	2,806,139
Average length of stay (days)(6)	4.3	4.4
Occupancy rate (beds in service)(7)	50.2%	48.9%
Net operating revenues	$12,618,026	$13,083,230
Income from operations	$1,131,850	$1,188,176
Income from operations as a percentage of net operating revenues	9.0%	9.1%
Depreciation and amortization	$594,997	$633,417

(1)	Licensed beds are the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.
(2)	Beds in service are the number of beds that are readily available for patient use.
(3)	Admissions represent the number of patients admitted for inpatient treatment.
(4)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(5)	Patient days represent the total number of days of care provided to inpatients.
(6)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.
(7)	We calculated occupancy rate percentages by dividing the average daily number of inpatients by the weighted-average number of beds in service.
(8)	See “Non-GAAP Financial Measures” and footnote (2) of our Summary Historical Financial and Other Data appearing herein.
(9)	Includes acquired hospitals to the extent we operated them during comparable periods in both years.

DESCRIPTION OF OTHER INDEBTEDNESS

In connection with the consummation of the acquisition of Triad in July 2007, the Issuer obtained senior secured financing under a new credit facility, or the “Credit Facility,” which consisted of an approximately $6.1 billion funded term loan facility, a $400 million delayed draw term loan facility and a $750 million revolving credit facility, with a syndicate of financial institutions led by Credit Suisse, as administrative agent and collateral agent, and issued approximately $3.0 billion aggregate principal amount of 8 7/8% senior notes due 2015, or the 2015 Notes. The Company used the net proceeds from the 2015 Notes offering and the net proceeds of the approximately $6.1 billion of funded term loans under the Credit Facility to acquire the outstanding shares of Triad, to refinance certain of Triad’s indebtedness and the Company’s indebtedness, to complete certain related transactions, to pay certain costs and expenses of the transactions and for general corporate uses. Specifically, the Company repaid its outstanding debt under the previously outstanding credit facility, the 6.50% senior subordinated notes due 2012 and certain of Triad’s existing indebtedness.

Credit Facility

The Credit Facility became effective in July 2007, at which time it consisted of an approximately $6.1 billion funded term loan facility with a maturity of seven years, an undrawn $400 million delayed draw term loan facility with a maturity of seven years and a $750 million revolving credit facility with a maturity of six years. In the fourth quarter of 2007, the $400 million delayed draw term loan facility had been reduced to $300 million at the request of the Issuer. During the fourth quarter of 2008, $100 million of the delayed draw term loan was drawn down, reducing the delayed draw term loan availability to $200 million. In January 2009, the remaining $200 million of the delayed draw term loan was drawn down, and, as of December 31, 2011, there is no additional unused borrowing capacity under the delayed drawn term loan. The revolving credit facility also includes a subfacility for letters of credit and a swingline subfacility. On November 5, 2010, the Issuer entered into a first amendment and restatement of its existing Credit Facility, and on February 2, 2012, the Issuer entered into a second amendment and restatement of its existing Credit Facility. The first and second amendment and restatements extended by two and a half years, until January 25, 2017, the maturity date of $3.1 billion of the term loans under the Credit Facility (the “Extended Term Loans”). If more than $50 million of the 2015 Notes remain outstanding on April 15, 2015, without having been refinanced by indebtedness maturing no earlier than the date 91 days after January 25, 2017, then the maturity date for the Extended Term Loans will be accelerated to April 15, 2015. The maturity date of the approximately $2.9 billion of the term loans not extended pursuant to the first and second amendment and restatements is July 25, 2014 (the “Non-Extended Term Loans”).

On March 6, 2012, the Issuer entered into a new $750 million senior secured revolving credit facility (the “Replacement Revolver Facility”) and incurred a new $750 million incremental term loan A facility (the “Incremental Term Loan”). The Replacement Revolver Facility replaced in full the existing revolving credit facility under the Credit Facility and the proceeds of the Incremental Term Loan were used to repay Non-Extended Term Loans. The maturity date of the Replacement Revolver Facility and the Incremental Term Loan is October 25, 2016. If more than $50 million of the Non-Extended Term Loans remain outstanding on April 25, 2014, without having been refinanced by indebtedness maturing no earlier than the date 91 days after October 25, 2016, then the maturity date for the Replacement Revolver Facility and the Incremental Term Loan will be accelerated to the date that is 91 days prior to the earliest final maturity date after July 25, 2014 of any such Non-Extended Term Loans. If more than $50 million of the Existing Notes remain outstanding on April 15, 2015, without having been refinanced by indebtedness maturing no earlier than the date 91 days after October 25, 2016, then the maturity date for the Replacement Revolver Facility and the Incremental Term Loan will be accelerated to April 15, 2015.

The Credit Facility requires quarterly amortization payments in respect of Non-Extended Term Loans and Extended Term Loans equal to 0.25% of the original principal amount of such term loans subject to customary adjustments for prepayments. The Credit Facility requires quarterly amortization payments in respect of the Incremental Term Loan of 5% per annum during the first year after the incurrence of the Incremental Term Loan, 10% per annum during the second and third years, 15% per annum during the fourth year and 60% per annum during the fifth year, in equal quarterly installments, in each case subject to customary adjustments for prepayments.

The term loan facilities must be prepaid in an amount equal to (1) 100% of the net cash proceeds of certain asset sales and dispositions by the Company and its subsidiaries, subject to certain exceptions and reinvestment rights, (2) 100% of the net cash proceeds of issuances of certain debt obligations or receivables based financing by the Company and its subsidiaries, subject to certain exceptions, and (3) 50%, subject to reduction to a lower percentage based on the Company’s leverage ratio (as defined in the Credit Facility generally as the ratio of total debt on the date of determination to the Company’s EBITDA, as defined, for the four quarters most recently ended prior to such date), of excess cash flow (as defined) for any year, commencing in 2008, subject to certain exceptions. Voluntary prepayments and commitment reductions are permitted in whole or in part, without any premium or penalty, subject to minimum prepayment or reduction requirements.

The borrower under the Credit Facility is the Issuer. All of the obligations under the Credit Facility are unconditionally guaranteed by Holdings and certain existing and subsequently acquired or organized domestic subsidiaries. All obligations under the Credit Facility and the related guarantees are secured by a perfected first priority lien or security interest in substantially all of the assets of Holdings, the Issuer and each subsidiary guarantor, including equity interests held by Holdings, the Issuer or any subsidiary guarantor, but excluding, among others, the equity interests of non-significant subsidiaries, hospital syndication subsidiaries, securitization subsidiaries and joint venture subsidiaries, in each case to the extent a pledge of the equity interests of such subsidiaries would be prohibited by a contractual obligation or requirement of law. The loans under the Credit Facility bear interest on the outstanding unpaid principal amount thereof at a per annum rate equal to an applicable percentage plus, at CHS’s option, either (a) an Alternate Base Rate (as defined) determined by reference to the greater of (1) the Prime Rate (as defined) announced by Credit Suisse or (2) the Federal Funds Effective Rate (as defined) plus one-half of 1.0% or (3) the adjusted London Interbank Offered Rate (“LIBOR”) on such day for a three-month interest period commencing on the second business day after such day plus 1%, or (b) a reserve adjusted LIBOR for dollars (Eurodollar rate) (as defined). The applicable percentage for Alternate Base Rate term loans is 1.25% for Non-Extended Term Loans, 2.5% for Extended Term Loans and 1.5% for Incremental Term Loans, subject to reduction based on the Company’s leverage ratio in the case of Incremental Term Loans. The applicable percentage for Eurodollar rate term loans is 2.25% for Non-Extended Term Loans, 3.5% for Extended Term Loans and 2.5% for Incremental Term Loans, subject to reduction based on the Company’s leverage ratio in the case of Incremental Term Loans. The applicable percentage for revolving loans under the Replacement Revolver Facility is 1.5% for Alternate Base Rate revolving loans and 2.5% for Eurodollar revolving loans, in each case subject to reduction based on the Company’s leverage ratio. Loans under the swingline subfacility bear interest at the rate applicable to Alternate Base Rate loans under the revolving credit facility.

The Issuer has agreed to pay letter of credit fees equal to the applicable percentage then in effect with respect to Eurodollar rate loans under the revolving credit facility times the maximum aggregate amount available to be drawn under all letters of credit outstanding under the subfacility for letters of credit. The issuer of any letter of credit issued under the subfacility for letters of credit will also receive a customary fronting fee and other customary processing charges. The Issuer is initially obligated to pay commitment fees of 0.50% per annum (subject to reduction based upon the Company’s leverage ratio) on the unused portion of the Replacement Revolver Facility. For purposes of this calculation, swingline loans are not treated as usage of the revolving credit facility. The Issuer paid arrangement fees on the closing of the Credit Facility and in connection with the first and second amendment and restatements, the Replacement Revolver Facility and the Incremental Term Loan, and pays an annual administrative agent fee.

The Credit Facility contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting Holdings’ and its subsidiaries’ ability, subject to certain exceptions, to, among other things (1) declare dividends, make distributions or redeem or repurchase capital stock, (2) prepay, redeem or repurchase other debt, (3) incur liens or grant negative pledges, (4) make loans and investments and enter into acquisitions and joint ventures, (5) incur additional indebtedness or provide certain guarantees, (6) make capital expenditures, (7) engage in mergers, acquisitions and asset sales, (8) conduct transactions with affiliates, (9) alter the nature of the Company’s businesses, (10) grant certain guarantees with respect to physician practices, (11) engage in sale and leaseback transactions or (12) change the Company’s fiscal year. The Company is also required to comply with specified financial covenants (consisting of a leverage ratio and an interest coverage ratio) and various affirmative covenants.

Events of default under the Credit Facility include, but are not limited to, (1) the Issuer’s failure to pay principal, interest, fees or other amounts under the credit agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made, (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, (6) certain undischarged judgments (not paid within an applicable grace period), (7) a change of control, (8) certain ERISA-related defaults and (9) the invalidity or impairment of specified security interests, guarantees or subordination provisions in favor of the administrative agent or lenders under the Credit Facility.

On March 21, 2012, the Issuer and certain of its subsidiaries (the “Originators”) entered into an accounts receivable securitization program (the “Receivables Facility”) with a group of conduit lenders and liquidity banks (the “Lenders”), Credit Agricole Corporate and Investment Bank, as a managing agent and as the administrative agent (the “Administrative Agent”), and The Bank of Nova Scotia, as a managing agent.

Pursuant to the Receivables Sale Agreement, dated as of March 21, 2012 (the “Sale Agreement”), among the Originators, Community Health Systems Professional Services Corporation, as the collection agent (the “Collection Agent”), and the Issuer, the Originators agreed to sell all existing and future accounts receivable originated by the Originators during the term of the Receivables Facility (collectively, the “Receivables”) and other related assets to the Issuer in exchange for cash and subordinated notes. The Originators and the Issuer intend for the transactions contemplated by the Sale Agreement to be true sales to the Issuer by the respective Originators.

Pursuant to the Receivables Purchase and Contribution Agreement, dated as of March 21, 2012 (the “Purchase Agreement”), among the Issuer, the Collection Agent and CHS Receivables Funding, LLC, a bankruptcy-remote, special purpose limited liability company and a wholly-owned subsidiary of CHS (“CHS Receivables”), the Issuer agreed to sell or contribute Receivables and other related assets to CHS Receivables in exchange for cash and/or equity. The Issuer and CHS Receivables intend for the transactions contemplated by the Purchase Agreement to be true sales or absolute contributions to CHS Receivables by the Issuer.

Pursuant to the Receivables Loan Agreement, dated as of March 21, 2012 (the “Loan Agreement”), among CHS Receivables, the Administrative Agent, the Lenders party thereto, the financial institutions party thereto as managing agents for the conduit lenders, and the Collection Agent, CHS Receivables agreed to grant security interests in its Receivables and other related assets to the Administrative Agent in exchange for borrowings from the Lenders of up to $300 million outstanding from time to time based on the availability of eligible Receivables and other customary factors. Borrowings will be funded by either (i) the issuance of asset backed commercial paper by the conduit lenders or (ii) drawing under the committed liquidity facility provided by the liquidity banks. The lenders under the Loan Agreement are entitled to receive interest for each day that their loans are outstanding determined in accordance with the provisions of the Loan Agreement. In addition, CHS Receivables will pay upfront fees to the managing agents and the Administrative Agent for their services and ongoing usage fees to the committed lenders and conduit lenders for their participation in the facility. Unless earlier terminated or subsequently extended pursuant to the terms of the Loan Agreement, the Receivables Facility will expire on March 21, 2014. The Loan Agreement contains customary termination events that could cause an early termination date, including, among other things, the failure to make timely payments or deposits under the Loan Agreement, breach of covenants, the failure to make timely payments under other indebtedness, certain changes of control and the failure to meet certain leverage ratios and Receivables ratios.

The Issuer has agreed to guarantee the performance of the Collection Agent under the Sale Agreement, the Purchase Agreement and the Loan Agreement. The Issuer has not agreed to guarantee the collection of any of the Receivables and the Issuer is not responsible for any guaranteed obligations to the extent that the failure to perform such guaranteed obligations by the Collection Agent results from any Receivable being uncollectible on account of the insolvency or bankruptcy of the related obligor under such Receivable. As of March 31, 2012, the principal amount outstanding under the Receivables Facility was $300 million.

The 2015 Notes

The 2015 Notes were issued in connection with the Triad acquisition in an aggregate principal amount of approximately $3.0 billion. Approximately $1.0 billion of 2015 Notes were purchased in November 2011 pursuant to a tender offer. The 2015 Notes will mature on July 15, 2015. The 2015 Notes bear interest at the rate of 8 7/8% per annum, payable semiannually in arrears on January 15 and July 15. Interest on the 2015 Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. The Issuer is entitled, at its option, to redeem all or a portion of the 2015 Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Period	Redemption Price
2012	102.219%
2013 and thereafter	100.000%

The Existing Notes

On November 22, 2011, we completed our sale of $1,000,000,000 aggregate principal amount of our 8.00% Senior Notes due 2019 at an issue price of 100% (the “Existing Notes”) in a private offering exempt from the registration requirements of the Securities Act, to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Existing Notes were issued pursuant to an Indenture among us, the guarantors signatory thereto and U.S. Bank National Association, as trustee.

The Existing Notes are our senior unsecured obligations and are guaranteed on a senior basis by Holdings, us and certain of our U.S. subsidiaries. Interest is payable on the Existing Notes on each May 15 and November 15, commencing May 15, 2012. We may redeem some or all of the Existing Notes at any time prior to November 15, 2015 at a price equal to 100% of the principal amount of the Existing Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after November 15, 2015, we may redeem some or all of the Existing Notes at redemption prices set forth in the Indenture. In addition, at any time prior to November 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Existing Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of Holdings, our ability and certain of our subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Existing Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if we sell assets or experience certain changes of control, we must offer to purchase the Existing Notes.

The Add-On Notes

On March 21, 2012, we completed our sale of $1,000,000,000 aggregate principal amount of our 8.00% Senior Notes due 2019 at an issue price of 100% (the “Add-On Notes”) in a private offering exempt from the registration requirements of the Securities Act, to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Add-On Notes were issued pursuant to an Indenture among us, the guarantors signatory thereto and U.S. Bank National Association, as trustee.

The Add-On Notes are our senior unsecured obligations and are guaranteed on a senior basis by Holdings, us and certain of our U.S. subsidiaries. Interest is payable on the Add-On Notes on each May 15 and November 15, commencing May 15, 2012. We may redeem some or all of the Add-On Notes at any time prior to November 15, 2015 at a price equal to 100% of the principal amount of the Add-On Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after November 15, 2015, we may redeem some or all of the Add-On Notes at redemption prices set forth in the Indenture. In addition, at any time prior to November 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Add-On Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of Holdings, our ability and certain of our subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Add-On Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if we sell assets or experience certain changes of control, we must offer to purchase the Add-On Notes.

THE EXCHANGE OFFER

This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Existing Notes were originally issued and sold on November 22, 2011, to the initial purchasers, pursuant to the Purchase Agreement, dated November 14, 2011. The Add-On Notes were originally issued and sold on March 21, 2012, to the initial purchasers, pursuant to the Purchase Agreement, dated March 7, 2012. The Old Notes were issued and sold in transactions not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreements, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreements (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $2,000 principal amount of Exchange Notes in exchange for each $2,000 principal amount of Old Notes accepted in the exchange offer, and any integral multiple of $1,000 in excess thereof. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain the registration rights and additional interest provisions contained in the outstanding Old Notes; and

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.

The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

Holders of Old Notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “—Conditions on the Exchange Offer” shall have not been satisfied;

(a) to delay accepting any Old Notes;

(b) to extend the exchange offer; or

(c) to terminate the exchange offer; or

(2) to amend the terms of the exchange offer in any manner; provided, however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Old Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Procedures for Tendering Old Notes Through Brokers and Banks

Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2012.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) if you are not a broker-dealer, neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker-dealer and you acquired the Old Notes as a result of market making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in minimal denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Old Note not properly tendered;

(2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Old Notes;

(2) Account number of the beneficial owner tendering such Old Notes;

(3) Principal amount of Old Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of outstanding Old Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Old Notes to be withdrawn;

(2) identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; and

(3) specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

(3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2) any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

U.S. Bank National Association

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

U.S. Bank National Association

Attention: Specialized Finance

Mail Station—EP-MN-WS2N

60 Livingston Avenue

St. Paul, MN 55107-2292

By Facsimile:	By Telephone:
(651) 495-8158	(800) 934-6802
(For Eligible Institutions Only)

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

The principal solicitation is being made by us through DTC. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers employees and by persons so engaged by us.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreements and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Old Notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

The Registration Rights Agreements also require that we file a shelf registration statement if:

(1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2) a law or SEC policy prohibits a holder from participating in the exchange offer;

(3) a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4) the exchange offer is not consummated within 280 days of November 22, 2011.

We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Old Notes may be subject to restrictions on transfer until:

(1) a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

(2) a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3) the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Old Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

General

On November 22, 2011, CHS/Community Health Systems, Inc. issued $1.0 billion aggregate principal amount of 8.000% senior notes due 2019 (the “Existing Notes”) under an Indenture, dated as of November 22, 2011, among itself, the Guarantors party thereto from time to time and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 31, 2012 (as supplemented, the “Indenture”). On March 21, 2012, the Issuer issued an additional $1.0 billion aggregate principal amount of 8.000% senior notes due 2019 (the “Add-On Notes” and, together with the Existing Notes, the “Old Notes”), which constituted additional notes for purposes of the Indenture.

Certain terms used in this description are defined under the subheading “—Certain Definitions” below. In this description, (i) the words “Company,” “us,” “we” and “our” refers only to CHS/Community Health Systems, Inc. and not to any of its Subsidiaries and (ii) references to the “Notes” are to the Exchange Notes, unless the context otherwise requires. We issued the Old Notes and will issue the Notes pursuant to the Indenture. Any Old Note that remains outstanding after the completion of the exchange offer, together with the Notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and, except as specified below, those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms pursuant to the provisions of the Indenture, and Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. Because this is a summary, it may not contain all the information that is important to you. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find Additional Information.”

Brief Description of the Notes

These Notes:

•	will be unsecured senior obligations of the Company;

•	will be senior in right of payment to any future Subordinated Obligations of the Company;

•	will be guaranteed by each Guarantor on an unsecured senior basis; and

•	will be subject to registration with the SEC pursuant to the Registration Rights Agreements.

Principal, Maturity and Interest

The Company will issue the Notes with a maximum aggregate principal amount of $2.0 billion. The Company will issue the Notes in minimum denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on November 15, 2019. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness,” we are permitted to issue more Notes from time to time. The Notes offered by the Company and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to “Notes” include any additional Notes actually issued.

Interest on the Notes will accrue at the rate of 8.000% per annum and will be payable semiannually in arrears on May 15 and November 15, commencing on May 15, 2012. We will make each interest payment to the

Holders of record of the Notes on the immediately preceding May 1 and November 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreements. See “—Registered Exchange Offer; Registration Rights.”

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes at our option prior to November 15, 2015.

On and after November 15, 2015, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

In addition, any time prior to November 15, 2014, we will be entitled at our option on one or more occasions to redeem the Notes (which includes additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.000%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Public Equity Offerings (provided that if the Public Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that

(1) at least 65% of such aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by the Company or its Subsidiaries); and

(2) each such redemption occurs within 180 days after the date of the related Public Equity Offering.

We are entitled at our option to redeem the Notes, in whole or in part, at any time prior to November 15, 2015, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis to the extent practicable.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to a Public Equity Offering, the consummation of such Public Equity Offering).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Guaranties

The obligations of the Company under the Notes and the Indenture will initially be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Parent and each existing and future Subsidiary that guarantees the Company’s obligations under the Credit Agreement. Following the Issue Date, Subsidiaries will be required to guarantee the Notes to the extent described in “Certain Covenants—Future Guarantors.” The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See “Risk Factors— Risks Related to the Notes and our Indebtedness.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors—Risks Related to the Notes and our Indebtedness.”

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Certain Covenants—Merger and Consolidation” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not Parent, the Company or a Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary; or

(2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or a Restricted Subsidiary of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

(1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary or at any time as such Subsidiary Guarantor is no longer a Restricted Subsidiary;

(2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors”; or

(3) if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

The Parent Guaranty of the Parent will be released if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

Senior Indebtedness versus Notes

The indebtedness evidenced by these Notes and the Guaranties will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of the Company and the Guarantors, as the case may be. The Notes will be guaranteed by the Guarantors.

As of December 31, 2011, on an as adjusted basis as described under “Capitalization,” the Company’s total debt would have been approximately $9.0 billion, including approximately $6.1 billion aggregate principal amount of senior secured indebtedness, without giving effect to approximately $470.0 million of senior secured revolving indebtedness borrowed subsequent to that date. Virtually all of the Senior Indebtedness of the Guarantors consists of their respective guaranties of Senior Indebtedness of the Company under the Credit Agreement and with respect to the Existing Notes and the Notes.

The Notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company (including obligations with respect to the Credit Agreement) will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries versus Notes

A substantial portion of our operations is conducted through our Subsidiaries. Some of our Subsidiaries are not Guaranteeing the Notes, and, as described above under “—Guaranties,” Subsidiary Guaranties may be released under certain circumstances. In addition, our future Subsidiaries may not be required to Guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

As of December 31, 2011, the total liabilities of our Subsidiaries (other than the Subsidiary Guarantors) were approximately $7.1 billion, or 57% of our total liabilities. Although the Indenture limits the incurrence of

Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture See “—Certain Covenants— Limitation on Indebtedness.”

Depository Procedures

The following description of the operations and procedures of The Depository Trust Company (“DTC”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the global notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to existing transfer restrictions under the Securities Act, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the global notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated notes; or

(3) there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the global notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the global note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101%

of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or Parent;

(2) individuals who on the Issue Date constituted the Board of Directors or the Parent Board (together with any new directors whose election by such Board of Directors or the Parent Board or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or the Parent Board then in office; and

(3) the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes.

Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Neither Parent nor the Company has the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” “—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The Credit Agreement will prohibit us from purchasing any Notes and will also provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that we will have sufficient funds available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Parent or the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Parent or the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Suspension of Covenants on Achievement of Investment Grade Status

Following the first day:

(a) the Notes have achieved Investment Grade Status; and

(b) no Default or Event of Default has occurred and is continuing under the Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Line of Business”

•	the provisions of clauses (1)(A) and (3) of “—Limitation on Sale/Leaseback Transactions,”

•	“—Future Guarantors,” and

•	the provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

If at any time the Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the second paragraph of “—Limitation on Restricted Payments.” During the Suspension Period, any future obligation to grant further Guarantees shall be suspended. All such further obligation to grant Guarantees shall be reinstated upon the Reversion Date.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness of the Company and the Subsidiary Guarantors pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and clause (13) below and then outstanding does not exceed $7,815.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under “Limitation on Sales of Assets and Subsidiary Stock”;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness and such Indebtedness is held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty;

(3) the Old Notes and the Exchange Notes (other than any additional Notes);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant or the Consolidated Coverage Ratio would be higher after giving pro forma effect to such acquisition;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7) Hedging Obligations;

(8) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) Indebtedness consisting of the Guarantee of a Subsidiary Guarantor of Indebtedness Incurred pursuant to this covenant (other than Indebtedness Incurred pursuant to clauses (5) and (14) of this paragraph or Refinancing Indebtedness Incurred pursuant to clause (6) of this paragraph to the extent such Refinancing Indebtedness Refinances Indebtedness Incurred pursuant to such clause (5)); provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(11) Purchase Money Indebtedness and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed 4.0% of Total Assets;

(12) Physician Support Obligations incurred by the Company or any Restricted Subsidiary; (13) Indebtedness Incurred pursuant to a Qualified Receivables Transaction; provided, however, that, at the time of such Incurrence, the Company would have been entitled to Incur Indebtedness pursuant to clause (1) above in an amount equal to the Receivables Transaction Amount of such Qualified Receivables Transaction;

(14) Non-Recourse Indebtedness of Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Non-Recourse Indebtedness of Restricted Subsidiaries Incurred pursuant to this clause (14) and then outstanding does not exceed 4.0% of Total Assets;

(15) the Incurrence by the Company or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to fully defease or fully satisfy and discharge the notes; and

(16) Indebtedness of the Company or the Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiary Guarantors Incurred pursuant to this clause (16) and then outstanding does not exceed the greater of $750.0 million and 5.0% of Total Assets.

(c) For purposes of determining compliance with this covenant:

(1) any Indebtedness outstanding under the Credit Agreement as of the Issue Date will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses or paragraph (a) above;

(3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4) in the case of any Indebtedness initially Incurred pursuant to clause (b)(11), (b)(14) or (b)(16) above, the Company will be entitled, in its sole discretion, to later reclassify all or any portion of such Indebtedness as having been Incurred under any other clause above or paragraph (a) as long as, at the time of such reclassification, such Indebtedness (or portion thereof) would be permitted to be Incurred pursuant to such other clause or paragraph.

(d) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

As set forth in paragraph (a) below, our capacity to make Restricted Payments depends in part on a calculation based on our Consolidated Net Income since, and other transactions occurring from, July 1, 2007 or July 25, 2007, as applicable; accordingly, immediately after this offering, we would have a Restricted Payments basket of approximately $407.4 million under paragraph (a) below.

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the RP Reference Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the RP Reference Date occurred to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of other property received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the RP Reference Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution and the fair market value, as determined in good faith by the Board of Directors of the Company, of other property received by the Company from its shareholders subsequent to the RP Reference Date; plus

(C) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of other property received by the Company from the Incurrence of Indebtedness to the extent such Indebtedness is converted or exchanged for Capital Stock (other than Disqualified Stock) subsequent to the RP Reference Date (other than an Incurrence to a Subsidiary of the Company and other than an Incurrence to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees)(less the amount of any cash distributed by the Company upon such conversion or exchange); plus

(D) an amount equal to the sum of (x) the aggregate amount received by the Company or its Restricted Subsidiaries after the RP Reference Date resulting from repurchases, repayments or redemptions of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant or the redemption, repurchase or retirement of Subordinated Obligations, if at the date of any irrevocable redemption notice such payment would have complied with this covenant; provided, however, that the payment of such dividend or payment of Subordinated Obligations shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of Parent, the Company or any of its Subsidiaries from consultants, former consultants, employees, former employees, directors or former directors of Parent, the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $60.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of Parent, in each case to employees, directors or consultants of Parent, the Company or any of its Restricted Subsidiaries, that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries, or by Parent to the extent contributed to the Company, after the Issue Date (provided that the Company shall be entitled to elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(5) the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) in the event of a Change of Control or Asset Disposition, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Disqualified Stock of Parent, the Company or any Restricted Subsidiary; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control or an offer to purchase Notes with the Net Cash Proceeds of an Asset Disposition and has repurchased all Notes validly tendered and not withdrawn in connection with such offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under “—Limitation on Indebtedness”; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) Restricted Payments made by or in connection with the sale, disposition, transfer, dividend, distribution, contribution or other disposition of assets, other than cash or Temporary Cash Investments, in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (10), does not exceed 4.0% of Total Assets; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom), (B) at the time of and after giving effect to each such Restricted Payment, the Company is entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness” and (C) the amount of Restricted Payments made pursuant to this clause (10) shall be excluded in the calculation of the amount of Restricted Payments;

(11) the declaration and payment of dividends to, or the making of loans to, the Parent in amounts required for Parent to pay, without duplication: (A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; (B) income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries; (C) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of Parent; (D) general corporate overhead and operating expenses for Parent; and (E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by Parent; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(12) distributions of Investments in Unrestricted Subsidiaries; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;

(13) payments in connection with a Qualified Receivables Transaction; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(14) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of any Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that (A) the aggregate amount paid for such redemptions with respect to any such issuance is no greater than the corresponding amount that constituted a Restricted Payment or Permitted Investment upon issuance thereof and (B) at the time of and after giving effect to each such mandatory redemption, the Company is entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(15) Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (15) does not exceed $300.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) the amount of Restricted Payments made pursuant to this clause (15) shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement in effect on the Issue Date;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction included in contracts for the sale of assets, including any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) any encumbrance or restriction required by the terms of any agreement relating to a Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to such Qualified Receivables Transaction;

(F) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(G) any encumbrance or restriction pursuant to the terms of any agreement or instrument relating to any Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Indebtedness” (i) if such encumbrance and restriction contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of Notes than the encumbrances and restrictions contained in the Credit Agreement on the Issue Date (as determined in good faith by the Company) or (ii) if the encumbrances and restrictions are not materially more disadvantageous to the holders of Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(H) any encumbrance or restriction pursuant to the terms of any agreement or instrument relating to any Indebtedness of Subsidiary Guarantors or Foreign Subsidiaries to the extent such Indebtedness is permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Indebtedness”;

(I) any encumbrance or restriction pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

(J) applicable law or any applicable rule, regulation or order; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or of a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, although such requirement to retire Indebtedness and reduce loan commitments shall not be deemed to prohibit the Company and the Restricted Subsidiaries from thereafter Incurring Indebtedness otherwise permitted by the covenant described under “—Limitation on Indebtedness”; provided, however, that, in the case of clause (B) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later canceled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall be applied pursuant to clause (C) above.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $100.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness or in any other manner permitted by the Indenture.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1) the assumption or discharge of Indebtedness or other liabilities of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2) securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the Asset Disposition, to the extent of the cash received in that conversion;

(3) Additional Assets; and

(4) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value (as determined in good faith by the Board of Directors), taken together with all other Designated Noncash Consideration received pursuant to this clause) that is at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) an amount equal to 3.0% of Total Assets on the date on which such Designated Noncash Consideration is received (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness of the Company or of a Subsidiary Guarantor) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such other price, not to exceed 100%, as may be provided for by the terms of such other Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $100 0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $25.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction, if any, have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $100.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) any Permitted Investment (other than a Permitted Investment described in clauses (1), (2) or (15) of the definition thereof) or Restricted Payment (but, in the case of a Restricted Payment, only to the extent (i) included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of, or (ii) made pursuant to clauses (4) through (15) of paragraph (b) of, the covenant described under “—Limitation on Restricted Payments”);

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or indemnities provided on behalf of employees or directors approved by the Board of Directors or senior management of the Company;

(3) loans or advances to employees in the ordinary course of business consistent with past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $25.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are no less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(8) any agreement as in effect on the Issue Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries in any material respect) and the transactions evidenced thereby; (9) any transaction pursuant to a Qualified Receivables Transaction;

(10) any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(11) the entry into and performance obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not less favorable to the Holders in any material respect; and

(12) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased substantially contemporaneously by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates.

Limitation on Line of Business

The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens”;

(2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

(3) the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sale of Assets and Subsidiary Stock.”

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or to another Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from all obligations under the Indenture and to pay the principal of and interest on the Notes.

(b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of

Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture;

provided, however, that clause (2) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to a Subsidiary Guarantor (so long as no Capital Stock of the Subsidiary Guarantor is distributed to any Person) or to another Restricted Subsidiary or (B) a Subsidiary Guarantor merging with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in another jurisdiction.

(c) Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the jurisdiction under which Parent was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of Parent, if any, under the Parent Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture;

provided, however, that clause (2) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Parent (so long as no Capital Stock of Parent is distributed to any Person) or (B) Parent merging with an Affiliate of the Company solely for the purpose of reincorporating Parent in another jurisdiction.

Future Guarantors

The Company will cause each Domestic Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to clause (2), (7), (8), (9), (12), (13) or (14) of paragraph (b) of the covenant described under “Limitation on Indebtedness”) to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than Indebtedness permitted to be Incurred pursuant to clause (2), (7), (8), (9), (12), (13) or (14) of paragraph (b) of the covenant described under “Limitation on Indebtedness” and other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, within 30 Business Days, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC subject to the next sentence and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

In addition, at any time that Parent holds no material assets other than cash, Temporary Cash Investments and the Capital Stock of the Company or any other direct or indirect intermediate holding company parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent rather than of the Company; provided, however, that the issuance by Parent of any Indebtedness or Capital Stock shall not be deemed to prevent the Company from exercising its option described in this paragraph to file and furnish reports, information and other documents of Parent to satisfy the requirements of this covenant.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of a shelf registration statement relating to the registration of the Notes under the Securities Act by the filing with the SEC of an exchange offer registration statement or a shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act within the time periods and in accordance with the other provisions of the Registration Rights Agreements.

Defaults

Each of the following is an Event of Default:

(1) a default in the payment of interest on the Notes when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company or Parent to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(5) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million (the “cross acceleration provision”);

(6) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”);

(7) any judgment or decree for the payment of money in excess of $125.0 million (other than a judgment or decree covered by indemnities or insurance policies issued by reputable and creditworthy companies to the extent coverage has not been disclaimed) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”); or

(8) any Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or any Guarantor denies or disaffirms its obligations under its Guaranty.

However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

In the event of any Event of Default under the cross acceleration provision, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 Business Days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

In the event that the Company or any of its Restricted Subsidiaries had previously taken an action (or failed to take an action) that was prohibited (or required) by the Indenture solely because of the continuance of a Default (the “Initial Default”), then upon the cure or waiver of the Initial Default, any Default or Event of Default arising from the taking of such action (or failure to take such action) and all consequences thereof (excluding any resulting payment Default, other than as a result of acceleration of the Notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) change the provisions applicable to the redemption of any Note as described under “—Optional Redemption” above;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

(9) make any change in, or release other than in accordance with the Indenture, any Guaranty that would adversely affect the Noteholders.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Guarantors and Trustee may amend the Indenture:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5) to add to the covenants of the Company or any Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any holder of the Notes;

(7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8) to make changes of a technical or conforming nature that are necessary (as determined in good faith by the Company) for the proper issuance of Exchange Notes and/or additional Notes otherwise permitted to be issued under the Indenture;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by such successor Trustee to the Notes, the Guarantees and the Indenture;

(10) to conform the text of the Indenture, the Notes and the Subsidiary Guaranties to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes and the Guaranties; or

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding Notes for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all our obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar (the “Registrar”) and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Guarantors and the judgment default provision described under “—Defaults” above and the limitation contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (7) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

U.S. Bank National Association is to be the Trustee under the Indenture We have appointed U.S. Bank National Association as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation (other than pursuant to any Guaranty). Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional Assets” means.

(1) any property, plant or equipment or other assets or capital expenditures used in a Related Business or that replace the assets that were the subject of the Asset Disposition;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business or replaces the assets that were the subject of the Asset Disposition.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to any Note on any applicable redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price at November 15, 2015 (such redemption price being set forth under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Notes through November 15, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Notes.

“Asset Disposition” means any sale, lease, transfer or other voluntary disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof, including the exclusion for Permitted Investments) and that is not prohibited by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control;

(C) a disposition of assets with a fair market value of less than $100.0 million;

(D) a disposition of cash or Temporary Cash Investments;

(E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(F) a Hospital Swap;

(G) long-term leases of Hospitals to another Person; provided that the aggregate book value of the properties subject to such leases at any one time outstanding does not exceed 10.0% of the Total Assets at the time any such lease is entered into;

(H) a disposition of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(I) a disposition of Capital Stock, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(J) foreclosures on assets or transfers by reason of eminent domain;

(K) a disposition of an account receivable in connection with the collection or compromise thereof; and

(L) any sale, disposition or creation of a Lien pursuant to a Qualified Receivables Transaction.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/ Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (but excluding any Indebtedness Incurred on or after such date of determination under paragraph (b) of the covenant described under “—Limitation on Indebtedness”) as if such Indebtedness had been Incurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid,

repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication (but excluding, in each case amortization of deferred financing fees, any loss on early extinguishment of Indebtedness and any fees related to a Qualified Receivables Transaction):

(1) interest expense attributable to Capital Lease Obligations;

(2) amortization of debt discount;

(3) capitalized interest;

(4) non-cash interest expense (other than imputed interest as a result of purchase accounting);

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to Hedging Obligations;

(7) dividends paid in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent actually funded with cash;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent actually funded in cash;

(4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) extraordinary, unusual or nonrecurring gains, losses, costs, charges or expenses (including severance, relocation, transition and other restructuring costs and litigation settlements or losses);

(6) the cumulative effect of a change in accounting principles;

(7) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs;

(8) any net after-tax gains or losses and all fees and expenses or charges relating thereto attributable to the early extinguishment of Indebtedness;

(9) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed);

(10) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133); and

(11) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means the Credit Agreement, originally dated as of July 25, 2007, by and among, Parent, the Company, certain of its Subsidiaries identified therein as guarantors, the lenders from time to time party thereto, Credit Suisse, as Administrative Agent and collateral agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more other agreements (and related documents) governing Indebtedness, including indentures, incurred to Refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in terms of price to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control”; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

(4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); and

(5) fees related to a Qualified Receivables Transaction;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Old Notes, in compliance with the terms of the Registration Rights Agreements.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or any Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and each Subsidiary Guarantor, as applicable.

“Guaranty” means the Parent Guaranty and each Subsidiary Guaranty, as applicable.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor or a successor to Parent guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or agreement intended to hedge against fluctuations in commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or a Restricted Subsidiary for one or more Hospitals and/or one or more Related Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or a Restricted Subsidiary in such transaction. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens”:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness or Liens.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, (A) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (B) the term “Indebtedness” will exclude Contingent Obligations Incurred in the ordinary course of business and not in respect of Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person, in each case by any other Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1) a rating of “BBB-” or higher from S&P; and

(2) a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Banco Bilbao Vizcaya Argentaria, S.A., Mitsubishi UFJ Securities (USA), Inc. and SunTrust Robinson Humphrey, Inc. (each an “Initial Purchaser”).

“Issue Date” means November 22, 2011.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” of a Person means Indebtedness:

(1) as to which neither the Company nor any Subsidiary Guarantor:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b) is directly or indirectly liable as a guarantor or otherwise; or (c) constitutes the lender; and

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any Subsidiary Guarantor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means Community Health Systems, Inc., a Delaware corporation, and its successors or any other direct or indirect parent of the Company.

“Parent Board” means the Board of Directors of Parent or any committee thereof duly authorized to act on behalf of such Board.

“Parent Guaranty” means the Guarantee by Parent of the Company’s obligations with respect to the Notes.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, but in any event not to exceed $25 0 million in the aggregate outstanding at any one time;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or (ii) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13) (a) any Investment in any captive insurance subsidiary in existence on the Issue Date or (b) in the event the Company or a Restricted Subsidiary shall establish a Subsidiary for the purpose of insuring the healthcare business or facilities owned or operated by the Company, any Subsidiary or any physician employed by or on the medical staff of any such business or facility (the “Insurance Subsidiary”), Investments in an amount that do not exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), and any Investment by such Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

(14) Physician Support Obligations incurred by the Company or any Restricted Subsidiary;

(15) Investments made in connection with Hospital Swaps;

(16) any Investment in a Receivables Subsidiary or other Person, pursuant to the terms and conditions of a Qualified Receivables Transaction;

(17) Investments the payment for which consists of Capital Stock of the Company or Parent (other than Disqualified Stock);

(18) the Incurrence of Guarantees of Indebtedness not prohibited by the covenant described under “—Limitation on Indebtedness” and performance guarantees;

(19) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition; and

(20) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (20) and outstanding on the date such Investment is made, do not exceed 5.0% of the Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (20).

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) and (b)(16) under “—Certain Covenants—Limitation on Indebtedness”;

(8) Liens existing on the Issue Date;

(9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9), (10) or (15); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10) or (15) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(14) Liens on assets of a Receivables Subsidiary and other customary Liens established pursuant to a Qualified Receivables Transaction; and

(15) Liens established to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided, however, that at the time of Incurrence and after giving pro forma effect thereto, the ratio of (x) the aggregate amount of Secured Indebtedness as of such date of determination to (y) EBITDA (determined on a pro forma basis consistent with the calculation of Consolidated Coverage Ratio) for the most recent four consecutive fiscal quarters for which internal financial statements are available would be less than 4 0 to 1.0.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock.” For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means:

(1) a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries made or given by the Company or any Subsidiary of the Company:

(A) in the ordinary course of its business; and

(B) pursuant to a written agreement having a period not to exceed five years; or

(2) Guarantees by the Company or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Public Equity Offering” means an underwritten primary public offering of common stock of Parent or the Company for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of equipment or property that is used or useful in a Related Business (whether through the direct purchase of such asset or the purchase of Capital Stock of any Person owning such asset), including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agency” means S&P and Moody’s or if S&P, Moody’s or both shall not make a rating on the Notes publicly available, a Nationally Recognized Statistical Rating Organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, Moody’s or both, as the case may be.

“Receivables Subsidiary” means any special purpose Wholly Owned Subsidiary of the Company that acquires accounts receivable generated by the Company or any of its Subsidiaries and that engages in no operations or activities other than those related to a Qualified Receivables Transaction; provided that, except pursuant to Standard Securitization Undertakings, (a) no portion of the obligations (contingent or otherwise) of which is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, (b) with which neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) to which neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition or cause such Receivables Subsidiary to achieve certain levels of operating results.

“Receivables Transaction Amount” means, with respect to any Qualified Receivables Transaction, (a) in the case of any securitization, the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase and (b) in the case of any other sale or factoring of accounts receivable, the cash purchase price paid by the buyer in connection with its purchase of such accounts receivable (including any bills of exchange) less the amount of collections received in respect of such accounts receivable and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Company.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of the Indebtedness being Refinanced and (B) the 91st day after the Stated Maturity of any Notes then outstanding;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the greater of (A) the Average Life of the Indebtedness being Refinanced and (B) the Average Life of any Notes then outstanding;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreements” mean (1) the Registration Rights Agreement dated the Issue Date, among the Company, the Guarantors and the Initial Purchasers therein and (2) the Registration Rights Agreement dated March 21, 2012, among the Company, the Guarantors and the Initial Purchasers therein.

“Related Business” means a business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, any of the foregoing.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock in their capacity as such (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated

Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“RP Reference Date” means July 25, 2007.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC’ means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any Subsidiary of the Company;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are customary in securitization transactions involving accounts receivable.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one Nationally Recognized Statistical Rating Organization or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Total Assets” means, as of any date of determination, after giving pro forma effect to any acquisition of assets on such date, the sum of the amounts that would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2015; provided, however, that if the period from such redemption date to November 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means.

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U S dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “Certain Covenants—Limitation on Indebtedness,” whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U S dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the exchange of Old Notes for Exchange Notes in the exchange offer. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder and administrative interpretations and judicial decisions, all as in effect on the date of this Registration Statement and all of which are subject to change, with possible retroactive effect. No opinion of counsel has been obtained, and the Company does not intend to seek a ruling from the United States Internal Revenue Service (the “IRS”), as to any of the tax consequences discussed below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below.

This summary does not purport to address all tax consequences that may be important to a particular holder in light of that holder’s particular circumstances, and does not apply to persons subject to special treatment under United States federal income tax law (including, without limitation, a bank, governmental authority or agency, financial institution, insurance company, pass-through entity, tax-exempt organization, broker or dealer in securities or small business investment company, an employee of or other service provider to the Company or any of its subsidiaries, a person holding Old Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, a person that owns more than 10% of the common stock of the Company (actually or constructively), a person that is in bankruptcy or a regulated investment company or real estate investment trust). This summary assumes that each holder of an Old Note holds such security as a “capital asset” within the meaning of Section 1221 of the Code. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under federal estate and gift tax laws or state, local or non-United States tax law.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership for United States federal income tax purposes that holds an Old Note generally will depend on the status of the partner and the activities of the partner and the partnership. A partnership, or a partner in a partnership, holding Old Notes should consult its own tax advisor.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT TO A PARTICULAR HOLDER. ACCORDINGLY, THE FOLLOWING SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THE TRANSACTIONS DESCRIBED IN THIS REGISTRATION STATEMENT.

Consequences of Tendering Old Notes

The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes exchanged therefor. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

The validity of the Exchange Notes and the guarantees offered in this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York (a limited liability partnership that includes professional corporations).

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Community Health Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Community Health Systems, Inc. and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus incorporates by reference information from documents filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. This prospectus incorporates by reference the documents and reports listed below that have been filed by Community Health Systems, Inc. with the SEC (other than documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”); and

•	Current Reports on Form 8-K, filed on February 6, 2012, March 1, 2012, March 9, 2012 and March 23, 2012.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this exchange offer. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We make available free of charge, through the investor relations section of our website, www.chs.net/investor, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as well as amendments to those reports, as soon as reasonably practical after they are filed with the SEC. You may also request free copies of these filings by telephoning us at (615) 465-7000 or writing us at the following address: Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067, Attention: Investor Relations.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was reproduced herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to: Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067, Attention: Investor Relations.

You will find additional information about us in our SEC filings. Our SEC filings may also be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the SEC.

$2,000,000,000

CHS/Community Health Systems, Inc.

Offer to Exchange

Exchange Offer for 8.00% Senior Notes due 2019

PROSPECTUS

                    , 2012

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Alabama

Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. are all incorporated under the laws of the State of Alabama.

Section 10-2B-8.50 of the Alabama Business Corporation Act allows corporations to indemnify a director, officer, or employee, or former director, officer, or employee against liability incurred in connection with a proceeding, in which the director, officer or employee is made a party by reason of being or having been a director, officer, or employee if the individual conducted himself or herself in good faith and reasonably believed that the conduct was in the best interests of the corporation or at least not opposed to its best interests; and in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Alabama Business Corporation Act.

Arizona

Bullhead City Hospital Corporation and Payson Hospital Corporation are incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The bylaws of each of Bullhead City Hospital Corporation and Payson Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas

Forrest City Arkansas Hospital Company, LLC, Forrest City Hospital Corporation, MCSA, L.L.C., Phillips Hospital Corporation, QHG of Springdale, Inc. and Triad-El Dorado, Inc. are all incorporated or organized under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 4-27-850 of the Arkansas 1987 Business Corporation Act allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Limited Liability Company Agreements of each of Forrest City Arkansas Hospital Company, LLC and MCSA, L.L.C. provide, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Forrest City Hospital Corporation, Phillips Hospital Corporation, QHG of Springdale, Inc. and Triad-El Dorado, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the Arkansas 1987 Business Corporation Act.

Delaware

CHS/Community Health Systems, Inc., Community Health Systems, Inc., Abilene Hospital, LLC, Abilene Merger, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Bluffton Health System, LLC, Brownwood Hospital, L.P., Brownwood Medical Center, LLC, Bullhead City Hospital Investment Corporation, Carlsbad Medical Center, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Hospital, L.P., College Station Medical Center, LLC, College Station Merger, LLC, Community GP Corp., Community Health Investment Company, LLC, Community LP Corp., CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Fallbrook Hospital Corporation, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Hobbs Medco, LLC, Hospital of Barstow, Inc., Kirksville Hospital Company, LLC, Lancaster Hospital Corporation, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Medical Center, L.P., Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC,

National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc., Navarro Hospital, L.P., Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Hospital Corporation, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southern Texas Medical Center, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare Corporation, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Victoria of Texas, L.P., Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Watsonville Hospital Corporation, Webb Hospital Corporation, Webb Hospital Holdings, LLC, Wesley Health System, LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC and Youngstown Ohio Hospital Company, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Abilene Hospital, LLC, Abilene Merger, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois

Holdings, LLC, Bluffton Health System, LLC, Brownwood Medical Center, LLC, Carlsbad Medical Center, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Medical Center, LLC, College Station Merger, LLC, Community Health Investment Company, LLC, CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Hobbs Medco, LLC, Kirksville Hospital Company, LLC, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC, Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Hospital LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southern Texas Medical Center, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Holdings, LLC, Wesley Health System, LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Healthy System, LLC and Youngstown Ohio Hospital Company, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Bylaws of Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Community GP Corp., Community LP Corp., Fallbrook Hospital Corporation, Hospital of Barstow, Inc., Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc., Ruston Hospital Corporation, Triad Healthcare Corporation, Watsonville Hospital Corporation, and Webb Hospital Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The Certificate of Incorporation of Triad Healthcare Corporation provides for the indemnification of all directors and officers to the fullest extent permitted by the DGCL.

The Limited Partnership Agreements of each of Brownwood Hospital, L.P., College Station Hospital, L.P., Longview Medical Center, L.P., Navarro Hospital, L.P., and Victoria of Texas, L.P. provide, to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act, for the indemnification of any partner, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a partner, manager, officer or employee of the companies.

Georgia

QHG Georgia Holdings, Inc. and QHG Georgia, L.P. are incorporated or organized under the laws of the State of Georgia.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides for the indemnification of partners by the partnership from and against any and all claims and demands whatsoever, except for (1) intentional misconduct or a knowing violation of law; or (2) any transaction for which the Indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement.

The bylaws of QHG Georgia Holdings, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

The Agreement of Limited Partnership of QHG Georgia, L.P. provides for the indemnification of the general partner to the fullest extent permitted by the Georgia Revised Uniform Limited Partnership Act.

Illinois

Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Granite City Illinois Hospital Company, LLC, Marion Hospital Corporation, Red Bud Hospital Corporation, Red Bud Illinois Hospital Company, LLC, Waukegan Hospital Corporation and Waukegan Illinois Hospital Company, LLC are incorporated or organized under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreement of each of Granite City Illinois Hospital Company, LLC, Red Bud Illinois Hospital Company, LLC and Waukegan Illinois Hospital Company, LLC, provide, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Marion Hospital Corporation, Red Bud Hospital Corporation and Waukegan Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana

Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. are incorporated under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The bylaws of Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Kentucky

Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) are incorporated under the laws of the State of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The bylaws of each of Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Mississippi

QHG of Forrest County, Inc., QHG of Hattiesburg, Inc. and River Region Medical Corporation are incorporated under the laws of the State of Mississippi.

Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, if the person’s conduct was in good faith and reasonably believed: (1) in the case of conduct in the person’s official capacity, that (A) the conduct was in the best interests of the corporation; and (B) in all other cases that the person’s conduct was at least not opposed to the best interests of the corporation; and (2) in the case of any criminal action, the person either (A) had reasonable cause to believe the person’s conduct was lawful; or (B) had no reasonable cause to believe the person’s conduct was unlawful.

The bylaws of each of QHG of Forrest County, Inc., QHG of Hattiesburg, Inc. and River Region Medical Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Mississippi Business Corporation Act.

Nevada

NC-DSH, LLC is organized under the laws of the State of Nevada.

Under Sections 86.411 and 86.412 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Operating Agreement of NC-DSH, LLC provides for the indemnification of directors and officers to the fullest extent permitted by the Nevada Limited Liability Company Act.

New Jersey

Salem Hospital Corporation is incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The bylaws of Salem Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

New Mexico

Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation are incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director, officer, or employer if the person acted in good faith and reasonably believed the person’s conduct was in the best interests of the corporation or at least not opposed to its best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

The bylaws of each of Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Mexico Business Corporation Act.

North Carolina

Williamston Hospital Corporation is incorporated under the laws of the State of North Carolina.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit indemnification of directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, a corporation may purchase insurance under the law of North Carolina on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

The bylaws of Williamston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the North Carolina Business Corporation Act.

Ohio

QHG of Massillon, Inc. is incorporated under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The bylaws of QHG of Massillon, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma

Kay County Hospital Corporation and Kay County Oklahoma Hospital Company, LLC are incorporated or organized under the laws of the State of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, other than an action by or in the right of company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The bylaws of Kay County Hospital Corporation provides for the indemnification of directors and officers and to the fullest extent permitted by the Oklahoma General Corporation Law.

The Operating Agreement of Kay County Oklahoma Hospital Company, LLC provides for the indemnification of the member relating to any liability incurred by reason of interest ownership and any act performed or omitted to be performed by members in connection with the business of Kay County Oklahoma Hospital Company, LLC.

Pennsylvania

Clinton Hospital Corporation and Coatesville Hospital Corporation are incorporated under the laws of the State of Pennsylvania.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

The bylaws of each of Clinton Hospital Corporation and Coatesville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

South Carolina

QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. are incorporated under the laws of the State of South Carolina.

Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director.

The bylaws of QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee

Brownsville Hospital Corporation, Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation are incorporated under the laws of the State of Tennessee.

Section 48-18-507 of the Tennessee Business Corporation Act permits a corporation to indemnify: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The bylaws of each of each of Brownsville Hospital Corporation, Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas

Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation, Weatherford Hospital Corporation and Weatherford Texas Hospital Company, LLC are incorporated or organized under the laws of the State of Texas.

Section 2.20 of the Texas Limited Liability Company Act permits a limited liability company to indemnify members, managers, officers and other persons and purchase and maintain liability insurance for such persons, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its regulation.

Under Article 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC provides for the indemnification of any member, manager, officer or employee to the fullest extent permitted by the Texas Limited Liability Company Act.

The bylaws of Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation and Weatherford Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Utah

Tooele Hospital Corporation is incorporated under the laws of the State of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The Certificate of Incorporation of Tooele Hospital Corporation, provides, to the fullest extent authorized by the Utah Revised Business Corporation Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Virginia

Emporia Hospital Corporation, Franklin Hospital Corporation, and Virginia Hospital Company, LLC are incorporated or organized under the laws of State of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Limited Liability Company Agreement of Virginia Hospital Company, LLC provide, to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Emporia Hospital Corporation and Franklin Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Code of Virginia.

West Virginia

Oak Hill Hospital Corporation is incorporated under the laws of the State of West Virginia.

Section 31D-8-851 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if He or she conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Oak Hill Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the West Virginia Business Corporation Act.

Wyoming

Evanston Hospital Corporation is incorporated under the laws of the State of Wyoming.

Section 17-16-851 of the Wyoming Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Evanston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 19, 2007, by and among Triad Hospitals, Inc., Community Health Systems, Inc. and FWCT-1 Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 19, 2007 (No. 001-15925))

3.1#	Restated Certificate of Incorporation of CHS/Community Health Systems, Inc., as amended on May 10, 1994, and further amended on May 5, 1995 and February 24, 2000

3.2#	Bylaws of CHS/Community Health Systems, Inc.

3.3	Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.5	Amended and Restated Bylaws of Community Health Systems, Inc. (as of February 27, 2008) (incorporated by reference to Exhibit 3(ii).1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 29, 2008 (No. 001-15925))

3.6#	Certificate of Formation of Abilene Hospital, LLC

3.7#	Master Agreement of Abilene Hospital, LLC

3.8#	Certificate of Formation of Abilene Merger, LLC

3.9#	Master Agreement of Abilene Merger, LLC

3.10#	Certificate of Incorporation of Anna Hospital Corporation

3.11#	Bylaws of Anna Hospital Corporation

3.12*	Certificate of Formation of Berwick Hospital Company, LLC

3.13*	Amended and Restated Limited Liability Company Agreement of Berwick Hospital Company, LLC

3.14#	Certificate of Incorporation of Big Bend Hospital Corporation

3.15#	Bylaws of Big Bend Hospital Corporation

3.16#	Certificate of Incorporation of Big Spring Hospital Corporation

3.17#	Bylaws of Big Spring Hospital Corporation

3.18*	Certificate of Formation of Birmingham Holdings II, LLC

3.19*	Limited Liability Company Agreement of Birmingham Holdings II, LLC

3.20#	Certificate of Formation of Birmingham Holdings, LLC

3.21#	Limited Liability Company Agreement of Birmingham Holdings, LLC

3.22*	Certificate of Formation of Bluefield Holdings, LLC

3.23*	Limited Liability Company Agreement of Bluefield Holdings, LLC

3.24*	Certificate of Formation of Bluefield Hospital Company, LLC

3.25*	Limited Liability Company Agreement of Bluefield Hospital Company, LLC

Exhibit No.	Description

3.26#	Certificate of Formation of Bluffton Health System, LLC, as amended on May 9, 2000, and further amended on June 12, 2001

3.27#	Limited Liability Company Agreement of Bluffton Health System, LLC

3.28#	Certificate of Incorporation of Brownsville Hospital Corporation

3.29#	Bylaws of Brownsville Hospital Corporation

3.30#	Certificate of Limited Partnership of Brownwood Hospital, L.P.

3.31#	Management Agreement of Brownwood Hospital, L.P.

3.32#	Certificate of Formation of Brownwood Medical Center, LLC

3.33#	Amended and Restated Limited Liability Company Agreement of Brownwood Medical Center, LLC

3.34*	Certificate of Incorporation of Bullhead City Hospital Corporation

3.35*	Bylaws of Bullhead City Hospital Corporation

3.36*	Restated Certificate of Incorporation of Bullhead City Hospital Investment Corporation, as amended on September 13, 2008

3.37*	Bylaws of Bullhead City Hospital Investment Corporation

3.38#	Certificate of Formation of Carlsbad Medical Center, LLC

3.39#	Second Amended and Restated Limited Liability Company Agreement of Carlsbad Medical Center, LLC

3.40#	Certificate of Incorporation of Centre Hospital Corporation

3.41#	Bylaws of Centre Hospital Corporation

3.42#	Certificate of Formation of CHHS Holdings, LLC, as amended on September 26, 2007

3.43#	Limited Liability Company Agreement of CHHS Holdings, LLC

3.44*	Certificate of Formation of CHS Kentucky Holdings, LLC

3.45*	Limited Liability Company Agreement of CHS Kentucky Holdings, LLC

3.46*	Certificate of Formation of CHS Pennsylvania Holdings, LLC

3.47*	Limited Liability Company Agreement of CHS Pennsylvania Holdings, LLC

3.48*	Certificate of Formation of CHS Virginia Holdings, LLC

3.49*	Limited Liability Company Agreement of CHS Virginia Holdings, LLC

3.50*	Certificate of Formation of CHS Washington Holdings, LLC

3.51*	Limited Liability Company Agreement of CHS Washington Holdings, LLC

3.52#	Restated Certificate of Incorporation of CHS/Community Health Systems, Inc., as amended on May 10, 1994, and further amended on May 5, 1995 and February 24, 2000

3.53#	Bylaws of CHS/Community Health Systems, Inc.

3.54#	Certificate of Formation of Clarksville Holdings, LLC

3.55#	Limited Liability Company Agreement of Clarksville Holdings, LLC

3.56#	Certificate of Incorporation of Cleveland Hospital Corporation, as amended on February 8, 1995

3.57#	Bylaws of Cleveland Hospital Corporation

Exhibit No.	Description

3.58*	Certificate of Formation of Cleveland Tennessee Hospital Company, LLC, as amended on October 16, 2008

3.59*	Limited Liability Company Agreement of Cleveland Tennessee Hospital Company, LLC

3.60#	Certificate of Incorporation of Clinton Hospital Corporation

3.61#	Bylaws of Clinton Hospital Corporation

3.62#	Certificate of Incorporation of Coatesville Hospital Corporation

3.63#	Bylaws of Coatesville Hospital Corporation

3.64#	Certificate of Limited Partnership of College Station Hospital, L.P.

3.65#	Agreement of Limited Partnership of College Station Hospital, L.P.

3.66#	Certificate of Formation of College Station Medical Center, LLC

3.67#	Limited Liability Company Agreement of College Station Medical Center, LLC

3.68#	Certificate of Formation of College Station Merger, LLC

3.69#	Limited Liability Company Agreement of College Station Merger, LLC

3.70#	Certificate of Incorporation of Community GP Corp.

3.71#	Bylaws of Community GP Corp.

3.72#	Restated Certificate of Formation of Community Health Investment Company, LLC

3.73#	Limited Liability Company Agreement of Community Health Investment Company, LLC

3.74#	Certificate of Incorporation of Community LP Corp.

3.75#	Bylaws of Community LP Corp.

3.76#	Certificate of Formation of CP Hospital GP, LLC

3.77#	Limited Liability Company Agreement of CP Hospital GP, LLC

3.78#	Certificate of Formation of CPLP, LLC

3.79#	Limited Liability Company Agreement of CPLP, LLC

3.80#	Second Amended and Restated Certificate of Formation of Crestwood Hospital, LLC

3.81#	Second Amended and Restated Limited Liability Company Agreement of Crestwood Hospital, LLC

3.82#	Second Amended and Restated Certificate of Formation of Crestwood Hospital LP, LLC

3.83#	Amended and Restated Limited Liability Company Agreement of Crestwood Hospital LP, LLC

3.84#	Certificate of Formation of CSMC, LLC

3.85#	Amended and Restated Limited Liability Company Agreement of CSMC, LLC

3.86#	Certificate of Formation of CSRA Holdings, LLC

3.87#	Limited Liability Company Agreement of CSRA Holdings, LLC

3.88#	Amended and Restated Certificate of Formation of Deaconess Holdings, LLC

3.89#	Amended and Restated Limited Liability Company Agreement of Deaconess Holdings, LLC

3.90#	Certificate of Formation of Deaconess Hospital Holdings, LLC

Exhibit No.	Description

3.91#	Amended and Restated Limited Liability Company Agreement of Deaconess Hospital Holdings, LLC

3.92#	Certificate of Incorporation of Deming Hospital Corporation

3.93#	Bylaws of Deming Hospital Corporation

3.94#	Certificate of Formation of Desert Hospital Holdings, LLC

3.95#	Limited Liability Company Agreement of Desert Hospital Holdings, LLC

3.96#	Certificate of Formation of Detar Hospital, LLC

3.97#	Amended and Restated Limited Liability Company Agreement of Detar Hospital, LLC

3.98*	Certificate of Formation of DHFW Holdings, LLC

3.99*	Limited Liability Company Agreement of DHFW Holdings, LLC

3.100*	Certificate of Formation of DHSC, LLC

3.101*	Limited Liability Company Agreement of DHSC, LLC

3.102#	Amended and Restated Certificate of Formation of Dukes Health System, LLC

3.103#	Amended and Restated Limited Liability Company Agreement of Dukes Health System, LLC

3.104#	Certificate of Incorporation of Dyersburg Hospital Corporation

3.105#	Bylaws of Dyersburg Hospital Corporation

3.106#	Certificate of Incorporation of Emporia Hospital Corporation

3.107#	Bylaws of Emporia Hospital Corporation

3.108#	Certificate of Incorporation of Evanston Hospital Corporation

3.109#	Bylaws of Evanston Hospital Corporation

3.110#	Certificate of Incorporation of Fallbrook Hospital Corporation

3.111#	Bylaws of Fallbrook Hospital Corporation

3.112#	Certificate of Incorporation of Foley Hospital Corporation

3.113#	Bylaws of Foley Hospital Corporation

3.114#	Certificate of Formation of Forrest City Arkansas Hospital Company, LLC

3.115#	First Amendment to Operating Agreement of Forrest City Arkansas Hospital Company, LLC

3.116#	Certificate of Incorporation of Forrest City Hospital Corporation

3.117#	Bylaws of Forrest City Hospital Corporation

3.118#	Certificate of Incorporation of Fort Payne Hospital Corporation

3.119#	Bylaws of Fort Payne Hospital Corporation

3.120#	Certificate of Incorporation of Frankfort Health Partner, Inc.

3.121#	Bylaws of Frankfort Health Partner, Inc.

3.122#	Certificate of Incorporation of Franklin Hospital Corporation

3.123#	Bylaws of Franklin Hospital Corporation

Exhibit No.	Description

3.124#	Certificate of Formation of Gadsden Regional Medical Center, LLC

3.125#	Limited Liability Company Agreement of Gadsden Regional Medical Center, LLC

3.126#	Certificate of Incorporation of Galesburg Hospital Corporation

3.127#	Bylaws of Galesburg Hospital Corporation

3.128#	Certificate of Incorporation of Granbury Hospital Corporation

3.129#	Bylaws of Granbury Hospital Corporation

3.130#	Certificate of Incorporation of Granite City Hospital Corporation

3.131#	Bylaws of Granite City Hospital Corporation

3.132#	Certificate of Formation of Granite City Illinois Hospital Company, LLC

3.133#	Limited Liability Company Operating Agreement of Granite City Illinois Hospital Company, LLC

3.134#	Certificate of Incorporation of Greenville Hospital Corporation

3.135#	Bylaws of Greenville Hospital Corporation

3.136#	Certificate of Formation of GRMC Holdings, LLC

3.137#	Limited Liability Company Agreement of GRMC Holdings, LLC

3.138*	Certificate of Formation of Hallmark Healthcare Company, LLC

3.139*	Limited Liability Company Agreement of Hallmark Healthcare Company, LLC

3.140#	Certificate of Formation of Hobbs Medco, LLC

3.141#	Limited Liability Company Agreement of Hobbs Medco, LLC

3.142#	Certificate of Incorporation of Hospital of Barstow, Inc.

3.143#	Bylaws of Hospital of Barstow, Inc.

3.144#	Certificate of Incorporation of Hospital of Fulton, Inc.

3.145#	Bylaws of Hospital of Fulton, Inc.

3.146#	Certificate of Incorporation of Hospital of Louisa, Inc.

3.147#	Bylaws of Hospital of Louisa, Inc.

3.148#	Certificate of Incorporation of Hospital of Morristown, Inc.

3.149#	Bylaws of Hospital of Morristown, Inc.

3.150#	Certificate of Incorporation of Jackson Hospital Corporation (a Kentucky corporation)

3.151#	Bylaws of Jackson Hospital Corporation (a Kentucky corporation)

3.152#	Certificate of Incorporation of Jackson Hospital Corporation (a Tennessee corporation)

3.153#	Bylaws of Jackson Hospital Corporation (a Tennessee corporation)

3.154#	Certificate of Incorporation of Jourdanton Hospital Corporation

3.155#	Bylaws of Jourdanton Hospital Corporation

3.156#	Certificate of Incorporation of Kay County Hospital Corporation

3.157#	Bylaws of Kay County Hospital Corporation

Exhibit No.	Description

3.158#	Certificate of Formation of Kay County Oklahoma Hospital Company, LLC

3.159#	First Amendment to Operating Agreement of Kay County Oklahoma Hospital Company, LLC

3.160*	Certificate of Formation of Kirksville Hospital Company, LLC

3.161*	Amended and Restated Limited Liability Company Agreement of Kirksville Hospital Company, LLC

3.162#	Certificate of Incorporation of Lakeway Hospital Corporation, as amended on September 5, 2006

3.163#	Bylaws of Lakeway Hospital Corporation

3.164#	Certificate of Incorporation of Lancaster Hospital Corporation

3.165#	Bylaws of Lancaster Hospital Corporation

3.166#	Certificate of Formation of Las Cruces Medical Center, LLC

3.167#	Amended and Restated Limited Liability Company Agreement of Las Cruces Medical Center, LLC

3.168#	Certificate of Formation of Lea Regional Hospital, LLC

3.169#	Amended and Restated Limited Liability Company Agreement of Lea Regional Hospital, LLC

3.170#	Certificate of Incorporation of Lexington Hospital Corporation

3.171#	Bylaws of Lexington Hospital Corporation

3.172#	Certificate of Formation of Longview Merger, LLC

3.173#	Limited Liability Company Agreement of Longview Merger, LLC

3.174#	Certificate of Formation of LRH, LLC

3.175#	Amended and Restated Limited Liability Company Agreement of LRH, LLC

3.176#	Restated Certificate of Formation of Lutheran Health Network of Indiana, LLC

3.177#	Second Amended and Restated Limited Liability Company Agreement of Lutheran Health Network of Indiana, LLC

3.178#	Certificate of Incorporation of Marion Hospital Corporation

3.179#	Bylaws of Marion Hospital Corporation

3.180#	Certificate of Incorporation of Martin Hospital Corporation

3.181#	Bylaws of Martin Hospital Corporation

3.182*	Restated Certificate of Formation of Massillon Community Health System LLC

3.183*	Amended and Restated Limited Liability Company Agreement of Massillon Community Health System LLC

3.184#	Certificate of Formation of Massillon Health System LLC, as amended on May 10, 2000, and further amended on June 12, 2001

3.185#	Second Amended and Restated Operating Agreement of Massillon Health System LLC

3.186*	Certificate of Formation of Massillon Holdings, LLC

3.187*	Limited Liability Company Agreement of Massillon Holdings, LLC

3.188*	Certificate of Formation of McKenzie Tennessee Hospital Company, LLC

3.189*	Amended and Restated Limited Liability Company Agreement of McKenzie Tennessee Hospital Company, LLC

Exhibit No.	Description

3.190#	Certificate of Incorporation of McNairy Hospital Corporation

3.191#	Bylaws of McNairy Hospital Corporation

3.192*	Certificate of Formation of MCSA, L.L.C.

3.193*	Third Amended and Restated Limited Liability Company Agreement of MCSA, L.L.C.

3.194#	Certificate of Formation of Medical Center of Brownwood, LLC

3.195#	Amended and Restated Limited Liability Company Agreement of Medical Center of Brownwood, LLC

3.196*	Certificate of Formation of Merger Legacy Holdings, LLC

3.197*	Limited Liability Company Agreement of Merger Legacy Holdings, LLC

3.198#	Certificate of Formation of MMC of Nevada, LLC

3.199#	Amended and Restated of MMC of Nevada, LLC

3.200#	Certificate of Formation of Moberly Hospital Company, LLC

3.201#	Amended and Restated Limited Liability Company Agreement of Moberly Hospital Company, LLC

3.202*	Certificate of Formation of MWMC Holdings, LLC

3.203**	Amended and Restated Limited Liability Company Agreement of MWMC Holdings, LLC

3.204*	Certificate of Formation of Nanticoke Hospital Company, LLC

3.205*	Limited Liability Company Agreement of Nanticoke Hospital Company, LLC

3.206*	Certificate of Incorporation of National Healthcare of Leesville, Inc., as amended on January 7, 1987

3.207*	Bylaws of National Healthcare of Leesville, Inc.

3.208#	Certificate of Incorporation of Mt. Vernon, Inc.

3.209#	Bylaws of National Healthcare of Mt. Vernon, Inc.

3.210#	Certificate of Incorporation of National Healthcare of Newport, Inc.

3.211#	Bylaws of National Healthcare of Newport, Inc.

3.212#	Certificate of Limited Partnership of Navarro Hospital, L.P.

3.213#	Agreement of Limited Partnership of Navarro Hospital, L.P.

3.214#	Certificate of Formation of Navarro Regional, LLC

3.215#	Amended and Restated Limited Liability Company Agreement of Navarro Regional, LLC

3.216*	Certificate of Formation of NC-DSH, LLC

3.217*	Operating Agreement of NC-DSH, LLC

3.218*	Certificate of Formation of Northampton Hospital Company, LLC

3.219*	Amended and Restated Limited Liability Company Agreement of Northampton Hospital Company, LLC

3.220*	Certificate of Formation of Northwest Hospital, LLC

3.221*	Limited Liability Company Agreement of Northwest Hospital, LLC

3.222*	Certificate of Formation of NOV Holdings, LLC

Exhibit No.	Description

3.223*	Limited Liability Company Agreement of NOV Holdings, LLC

3.224#	Certificate of Formation of NRH, LLC

3.225#	Amended and Restated Limited Liability Company Agreement of NRH, LLC

3.226#	Certificate of Incorporation of Oak Hill Hospital Corporation

3.227#	Bylaws of Oak Hill Hospital Corporation

3.228*	Amended and Restated Certificate of Formation of Oro Valley Hospital, LLC

3.229*	Limited Liability Company Agreement of Oro Valley Hospital, LLC

3.230#	Second Amended and Restated Certificate of Formation of Palmer-Wasilla Health System, LLC

3.231#	Amended and Restated Limited Liability Company Agreement of Palmer-Wasilla Health System, LLC

3.232#	Certificate of Incorporation of Payson Hospital Corporation

3.233#	Bylaws of Payson Hospital Corporation

3.234*	Certificate of Formation of Pennsylvania Hospital Company, LLC, as amended on November 12, 2003, and further amended on September 26, 2007

3.235#	Limited Liability Company Agreement of Pennsylvania Hospital Company, LLC

3.236#	Certificate of Incorporation of Phillips Hospital Corporation

3.237#	Bylaws of Phillips Hospital Corporation

3.238*	Certificate of Formation of Phoenixville Hospital Company, LLC, as amended on September 26, 2007

3.239#	Limited Liability Company Agreement of Phoenixville Hospital Company, LLC

3.240*	Certificate of Formation of Pottstown Hospital Company, LLC, as amended on November 5, 2003, and further amended on September 26, 2007

3.241#	Limited Liability Company Agreement of Pottstown Hospital Company, LLC

3.242*	Certificate of Formation of QHG Georgia Holdings II, LLC

3.243*	Limited Liability Company Agreement of QHG Georgia Holdings II, LLC

3.244#	Certificate of Incorporation of QHG Georgia Holdings, Inc.

3.245#	Bylaws of QHG Georgia Holdings, Inc.

3.246*	Certificate of Limited Partnership of QHG Georgia, LP

3.247*	Agreement of Limited Partnership of QHG Georgia, LP

3.248*	Certificate of Formation of QHG of Bluffton Company, LLC

3.249*	Limited Liability Company Agreement of QHG of Bluffton Company, LLC

3.250#	Certificate of Incorporation of QHG of Clinton County, Inc.

3.251#	Bylaws of QHG of Clinton County, Inc.

3.252#	Certificate of Incorporation of QHG of Enterprise, Inc.

3.253#	Bylaws of QHG of Enterprise, Inc.

3.254#	Certificate of Incorporation of QHG of Forrest County, Inc.

Exhibit No.	Description

3.255#	Bylaws of QHG of Forrest County, Inc.

3.256#	Certificate of Formation of QHG of Fort Wayne Company, LLC

3.257#	Limited Liability Company Agreement of QHG of Fort Wayne Company, LLC

3.258#	Certificate of Incorporation of QHG of Hattiesburg, Inc.

3.259#	Bylaws of QHG of Hattiesburg, Inc.

3.260#	Certificate of Incorporation of QHG of Massillon, Inc.

3.261#	Bylaws of QHG of Massillon, Inc.

3.262#	Certificate of Incorporation of QHG of South Carolina, Inc.

3.263#	Bylaws of QHG of South Carolina, Inc.

3.264#	Certificate of Incorporation of QHG of Spartanburg, Inc.

3.265#	Bylaws of QHG of Spartanburg, Inc.

3.266#	Certificate of Incorporation of QHG of Springdale, Inc.

3.267#	Bylaws of QHG of Springdale, Inc.

3.268*	Certificate of Formation of QHG of Warsaw Company, LLC

3.269*	Limited Liability Company Agreement of QHG of Warsaw Company, LLC

3.270#	Certificate of Formation of Quorum Health Resources, LLC, as amended on February 8, 2000, and further amended on June 12, 2001

3.271#	Limited Liability Company Agreement of Quorum Health Resources, LLC

3.272#	Certificate of Incorporation of Red Bud Hospital Corporation

3.273#	Bylaws of Red Bud Hospital Corporation

3.274#	Certificate of Formation of Red Bud Illinois Hospital Company, LLC

3.275#	Limited Liability Company Operating Agreement of Red Bud Illinois Hospital Company, LLC

3.276#	Certificate of Formation of Regional Hospital of Longview, LLC

3.277#	Amended and Restated Limited Liability Company Agreement of Regional Hospital of Longview, LLC

3.278#	Certificate of Formation of River Region Medical Corporation

3.279#	Amended and Restated Bylaws of River Region Medical Corporation

3.280#	Certificate of Incorporation of Roswell Hospital Corporation

3.281#	Bylaws of Roswell Hospital Corporation

3.282#	Certificate of Incorporation of Ruston Hospital Corporation

3.283#	Bylaws of Ruston Hospital Corporation

3.284#	Certificate of Formation of Ruston Louisiana Hospital Company, LLC, as amended on September 26, 2007

3.285#	Limited Liability Company Operating Agreement of Ruston Louisiana Hospital Company, LLC

3.286#	Certificate of Formation of SACMC, LLC

Exhibit No.	Description

3.287#	Amended and Restated Limited Liability Company Agreement of SACMC, LLC

3.288#	Certificate of Incorporation of Salem Hospital Corporation

3.289#	Bylaws of Salem Hospital Corporation

3.290#	Certificate of Formation of San Angelo Community Medical Center, LLC

3.291#	Amended and Restated Limited Liability Company Agreement of San Angelo Community Medical Center, LLC

3.292#	Certificate of Formation of San Angelo Medical, LLC

3.293#	Limited Liability Company Agreement of San Angelo Medical, LLC

3.294#	Certificate of Incorporation of San Miguel Hospital Corporation

3.295#	Bylaws of San Miguel Hospital Corporation

3.296*	Certificate of Formation of Scranton Holdings, LLC

3.297*	Limited Liability Company Agreement of Scranton Holdings, LLC

3.298*	Certificate of Formation of Scranton Hospital Company, LLC

3.299*	Limited Liability Company Agreement of Scranton Hospital Company, LLC

3.300#	Certificate of Incorporation of Shelbyville Hospital Corporation

3.301#	Bylaws of Shelbyville Hospital Corporation

3.302*	Certificate of Formation of Siloam Springs Arkansas Hospital Company, LLC

3.303*	Limited Liability Company Agreement of Siloam Springs Arkansas Hospital Company, LLC

3.304*	Certificate of Formation of Siloam Springs Holdings, LLC

3.305*	Limited Liability Company Agreement of Siloam Springs Holdings, LLC

3.306#	Certificate of Formation of Southern Texas Medical Center, LLC

3.307#	Limited Liability Company Agreement of Southern Texas Medical Center, LLC

3.308*	Certificate of Formation of Spokane Valley Washington Hospital Company, LLC

3.309*	Limited Liability Company Agreement of Spokane Valley Washington Hospital Company, LLC

3.310*	Certificate of Formation of Spokane Washington Hospital Company, LLC

3.311*	Limited Liability Company Agreement of Spokane Washington Hospital Company, LLC

3.312*	Certificate of Formation of Tennyson Holdings, LLC

3.313**	Limited Liability Company Agreement of Tennyson Holdings, LLC

3.314**	Certificate of Formation of Tomball Texas Holdings, LLC

3.315**	Limited Liability Company Agreement of Tomball Texas Holdings, LLC

3.316**	Certificate of Formation of Tomball Texas Hospital Company, LLC

3.317**	Limited Liability Company Agreement of Tomball Texas Hospital Company, LLC

3.318#	Certificate of Incorporation of Tooele Hospital Corporation

3.319#	Bylaws of Tooele Hospital Corporation

3.320#	Restated Certificate of Incorporation of Triad Healthcare Corporation

Exhibit No.	Description

3.321#	Bylaws of Triad Healthcare Corporation

3.322#	Certificate of Formation of Triad Holdings III, LLC

3.323#	Bylaws of Triad Holdings III, LLC

3.324#	Second Amended and Restated Certificate of Formation of Triad Holdings IV, LLC

3.325#	Second Amended and Restated Limited Liability Company Agreement of Triad Holdings IV, LLC

3.326#	Certificate of Formation of Triad Holdings V, LLC

3.327#	Limited Liability Company Agreement of Triad Holdings V, LLC

3.328**	Certificate of Formation of Triad Nevada Holdings, LLC

3.329**	Limited Liability Company Agreement of Triad Nevada Holdings, LLC

3.330#	Second Amended and Restated Certificate of Formation of Triad of Alabama, LLC

3.331#	Amended and Restated Limited Liability Company Agreement of Triad of Alabama, LLC

3.332#	Second Amended and Restated Certificate of Formation of Triad of Oregon, LLC

3.333#	Amended and Restated Limited Liability Company Agreement of Triad of Oregon, LLC

3.334#	Certificate of Formation of Triad-ARMC, LLC

3.335#	Limited Liability Company Agreement of Triad-ARMC, LLC

3.336#	Certificate of Incorporation of Triad-El Dorado, Inc., as amended on May 10, 1999

3.337#	Bylaws of Triad-El Dorado, Inc.

3.338#	Certificate of Formation of Triad-Navarro Regional Hospital Subsidiary, LLC

3.339#	Limited Liability Company Agreement of Triad-Navarro Regional Hospital Subsidiary, LLC

3.340**	Certificate of Formation of Tunkhannock Hospital Company, LLC

3.341**	Limited Liability Company Agreement of Tunkhannock Hospital Company, LLC

3.342#	Certificate of Formation of VHC Medical, LLC

3.343#	Limited Liability Company Agreement of VHC Medical, LLC

3.344#	Certificate of Formation of Vicksburg Healthcare, LLC, as amended on May 9, 2000, and further amended on June 12, 2001

3.345#	Second Amended and Restated Operating Agreement of Vicksburg Healthcare, LLC

3.346#	Certificate of Formation of Victoria Hospital, LLC

3.347#	Amended and Restated Limited Liability Company Agreement of Victoria Hospital, LLC

3.348#	Certificate of Limited Partnership of Victoria of Texas, L.P.

3.349#	Agreement of Limited Partnership of Victoria of Texas, L.P.

3.350#	Certificate of Formation of Virginia Hospital Company, LLC

3.351#	Limited Liability Company Agreement of Virginia Hospital Company, LLC

3.352**	Certificate of Formation of Warren Ohio Hospital Company, LLC

3.353**	Limited Liability Company Agreement of Warren Ohio Hospital Company, LLC

3.354**	Certificate of Formation of Warren Ohio Rehab Hospital Company, LLC

Exhibit No.	Description

3.355**	Limited Liability Company Agreement of Warren Ohio Rehab Hospital Company, LLC

3.356#	Certificate of Incorporation of Watsonville Hospital Corporation

3.357#	Bylaws of Watsonville Hospital Corporation

3.358#	Certificate of Incorporation of Waukegan Hospital Corporation

3.359#	Bylaws of Waukegan Hospital Corporation

3.360#	Certificate of Formation of Waukegan Illinois Hospital Company, LLC

3.361#	First Amendment to Operating Agreement of Waukegan Illinois Hospital Company, LLC

3.362#	Certificate of Incorporation of Weatherford Hospital Corporation

3.363#	Bylaws of Weatherford Hospital Corporation

3.364#	Certificate of Formation of Weatherford Texas Hospital Company, LLC

3.365#	Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC

3.366#	Certificate of Incorporation of Webb Hospital Corporation

3.367#	Bylaws of Webb Hospital Corporation

3.368**	Certificate of Formation of Webb Hospital Holdings, LLC, as amended on November 12, 2003, and further amended on September 26, 2007

3.369#	Limited Liability Company Agreement of Webb Hospital Holdings, LLC

3.370**	Certificate of Formation of Wesley Health System, LLC, as amended on August 7, 1997, as further amended on May 9, 2000, and further amended on June 12, 2001

3.371**	Limited Liability Company Agreement of Wesley Health System, LLC

3.372**	Certificate of Formation of West Grove Hospital Company, LLC

3.373**	Amended and Restated Limited Liability Company Agreement of West Grove Hospital Company, LLC

3.374#	Certificate of Formation of WHMC, LLC

3.375#	Limited Liability Company Agreement of WHMC, LLC

3.376**	Certificate of Formation of Wilkes-Barre Behavioral Hospital Company, LLC

3.377**	Limited Liability Company Agreement of Wilkes-Barre Behavioral Hospital Company, LLC

3.378**	Certificate of Formation of Wilkes-Barre Holdings, LLC

3.379**	Limited Liability Company Agreement of Wilkes-Barre Holdings, LLC

3.380**	Certificate of Formation of Wilkes-Barre Hospital Company, LLC

3.381**	Limited Liability Company Agreement of Wilkes-Barre Hospital Company, LLC

3.382#	Certificate of Incorporation of Williamston Hospital Corporation

3.383#	Bylaws of Williamston Hospital Corporation

3.384#	Certificate of Formation of Women & Children’s Hospital, LLC

3.385#	Amended and Restated Limited Liability Company Agreement of Women & Children’s Hospital, LLC

3.386#	Certificate of Formation of Woodland Heights Medical Center, LLC

Exhibit No.	Description

3.387#	Amended and Restated Limited Liability Company Agreement of Woodland Heights Medical Center, LLC

3.388#	Second Amended and Restated Certificate of Formation of Woodward Health System, LLC

3.389#	Limited Liability Company Agreement of Woodward Health System, LLC

3.390**	Certificate of Formation of Youngstown Ohio Hospital Company, LLC

3.391**	Limited Liability Company Agreement of Youngstown Ohio Hospital Company, LLC

3.392**	Certificate of Formation of Peckville Hospital Company, LLC

3.393**	Limited Liability Company Agreement of Peckville Hospital Company, LLC

3.394**	Certificate of Formation of Scranton Quincy Holdings, LLC

3.395**	Limited Liability Company Agreement of Scranton Quincy Holdings, LLC

3.396**	Certificate of Formation of Scranton Quincy Hospital Company, LLC

3.397**	Limited Liability Company Agreement of Scranton Quincy Hospital Company, LLC

3.398**	Certificate of Formation of Blue Island Hospital Company, LLC

3.399**	Limited Liability Company Agreement of Blue Island Hospital Company, LLC

3.400**	Certificate of Formation of Blue Island Illinois Holdings, LLC

3.401**	Limited Liability Company Agreement of Blue Island Illinois Holdings, LLC

3.402**	Certificate of Formation of Longview Clinic Operations Company, LLC

3.403**	Limited Liability Company Agreement of Longview Clinic Operations Company, LLC

3.404**	Certificate of Limited Partnership of Longview Medical Center, L.P.

3.405**	Amended and Restated Limited Partnership Agreement of Longview Medical Center, L.P.

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed May 2, 2000 (No. 333-31790))

4.2

Senior Notes Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed

July 30, 2007 (No. 001-15925))

4.3	Form of 8 7/8% Senior Note due 2015 (included in Exhibit 4.2)

4.4	Registration Rights Agreement relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and the Initial Purchasers (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))

4.5	Joinder to the Registration Rights Agreement relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of July 25, 2007 (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))

4.6	First Supplemental Indenture relating to the Triad Hospitals, Inc.’s 7% Senior Subordinated Notes due 2013, dated as of July 24, 2007, by and among Triad Hospitals, Inc. and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.7 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))

Exhibit No.	Description

4.7	Second Supplemental Indenture relating to Triad Hospitals, Inc.’s 7% Senior Notes due 2012, dated as of July 24, 2007, by and among Triad Hospitals, Inc. and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))

4.8	First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))

4.9	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of December 31, 2007, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.10	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of January 30, 2008, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended
December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.11	Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of October 10, 2008, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.12

Fourth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of December 1, 2008, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.10 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.13

Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of December 31, 2008, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.11 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.14

Fifth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of February 5, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.12 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

4.15	Sixth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of March 30, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed April 29, 2009 (No. 001-15925))

Exhibit No.	Description

4.16	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of March 30, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended
March 31, 2009 filed April 29, 2009 (No. 001-15925))

4.17	Seventh Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of June 30, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed July 31, 2009 (No. 001-15925))

4.18	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of June 30, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed July 31, 2009 (No. 001-15925))

4.19

Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of December 31, 2009, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.19 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed February 26, 2010 (No. 001-15925))

4.20

Eighth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of March 31, 2010, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed April 28, 2010 (No. 001-15925))

4.21

Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of March 31, 2010, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended

March 31, 2010 filed April 28, 2010 (No. 001-15925))

4.22	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of September 30, 2010, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed October 29, 2010 (No. 001-15925))

4.23

Ninth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of October 25, 2010, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.23 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 filed February 25, 2011 (No. 001-15925)

4.24

Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of December 31, 2010, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to

Exhibit 4.24 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 filed February 25, 2011 (No. 001-15925)

Exhibit No.	Description

4.25	Tenth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of June 30, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed August 1, 2011 (No. 001-15925)

4.26	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of September 1, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed October 28, 2011 (No. 001-15925))

4.27	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of September 30, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed October 28, 2011 (No. 001-15925))

4.28	Senior Notes Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of November 22, 2011, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee*

4.29	Form of 8.00% Senior Note due 2019 (included in Exhibit 4.28)

4.30	Registration Rights Agreement relating to CHS/Community Helath Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of November 22, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and the Initial Purchasers (incorporated by reference to Exhibit 4.8 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

4.31	Eleventh Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of October 1, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.31 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

4.32	Release of Certain Guarantors relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of October 22, 2011, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.31 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

4.33**	Twelth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of January 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association

4.34**	Thirteenth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8 7/8% Senior Notes due 2015, dated as of January 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association

4.35**	First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2015, dated as of March 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association.

4.36**	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2015, dated as of March 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association

Exhibit No.	Description

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Bradley Arant Boult Cummings LLP (Alabama law)

5.3*	Opinion of Kutak Rock LLP (Arkansas law)

5.4*	Opinion of Gammage & Burnham PLC (Arizona law)

5.5*	Opinion of King & Spaulding LLP (Georgia law)

5.6*	Opinion of Bingham Greenbaum Doll LLP (Indiana, Kentucky and Ohio law)

5.7*	Opinion of Bradley Arant Boult Cummings LLP (Mississippi law)

5.8*	Opinion of Bradley Arant Boult Cummings LLP (North Carolina law)

5.9*	Opinion of Ballard Spahr LLP (New Jersey law)

5.10**	Opinion of Modrall, Sperling, Roehl, Harris & Sisk, P.A. (New Mexico law)

5.11*	Opinion of Lionel Sawyer & Collins (Nevada law)

5.12*	Opinion of McAfee & Taft (Oklahoma law)

5.13*	Opinion of Ballard Spahr LLP (Pennsylvania law)

5.14*	Opinion of Parker Poe Adams & Bernstein LLP for QHG of South Carolina, Inc. (South Carolina law)

5.15*	Opinion of Parker Poe Adams & Bernstein LLP for QHG of Spartanburg, Inc. (South Carolina law)

5.16*	Opinion of Bradley Arant Boult Cummings LLP (Tennessee law)

5.17*	Opinion of Liechty & McGinnis, LLP (Texas law)

5.18*	Opinion of Ballard Spahr LLP (Utah law)

5.19*	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Emporia Hospital Corporation (Virginia law)

5.20*	Opinion of Steptoe & Johnson LLP (West Virginia law)

5.21*	Opinion of Crowley Fleck PLLP (Wyoming law)

5.22*	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Franklin Hospital Corporation (Virginia law)

5.23*	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Virginia Hospital Corporation (Virginia law)

10.1	Amendment and Restatement Agreement, dated as of November 5, 2010, to the Credit Agreement, dated as of July 25, 2007, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed November 9, 2010 (No. 001-15925))

10.2	Amended and Restated Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed November 9, 2010 (No. 001-15925))

10.3	Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. from time to time party thereto and Credit Suisse AG, as Collateral Agent (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed November 9, 2010 (No. 001-15925))

Exhibit No.	Description

10.4†	Form of Indemnification Agreement between Community Health Systems, Inc. and its directors and executive officers (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed May 2, 2000 (No. 333-31790))

10.5†	CHS/Community Health Systems, Inc. Amended and Restated Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.13 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

10.6†	Community Health Systems Supplemental Executive Benefits (incorporated by reference to Exhibit 10.14 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

10.7†	Supplemental Executive Retirement Plan Trust, dated June 1, 2005, by and between CHS/Community Health Systems, Inc., as grantor, and Wachovia Bank, N.A., as trustee (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed June 1, 2005 (No. 001-15925))

10.8†	Community Health Systems Deferred Compensation Plan Trust, amended and restated effective February 26, 1999 (incorporated by reference to Exhibit 10.18 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed March 27, 2003 (No. 001-15925))

10.9†	CHS/Community Health Systems, Inc. Deferred Compensation Plan, amended and restated effective January 1, 2008 (incorporated by reference to Exhibit 10.12 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009
(No. 001-15925))

10.10	CHS NQDCP, effective as of September 1, 2009 (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Registration Statement on Form S-8 filed December 11, 2009 (No. 333-163691))

10.11	CHS NQDCP Adoption Agreement, executed as of August 11, 2009 (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Registration Statement on Form S-8 filed December 11, 2009 (No. 333-163691))

10.12	Guarantee, dated December 9, 2009, made by Community Health Systems, Inc. in favor of
CHS/Community Health Systems, Inc. with respect to CHS/Community Health Systems, Inc.’s payment obligations under the CHS/Community Health Systems, Inc. Deferred Compensation Plan and the NQDCP (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Registration Statement on Form S-8 filed December 11, 2009 (No. 333-163691))

10.13†	Community Health Systems, Inc. 2004 Employee Performance Incentive Plan, as amended and restated on March 24, 2009 (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed July 31, 2009 (No. 001-15925))

10.14†	Amendment No. 1, dated as of December 8, 2010, to the Community Health Systems, Inc. 2004 Employee Performance Incentive Plan, as amended and restated on March 24, 2009 (incorporated by reference to Exhibit 10.14 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 filed February 25, 2011 (No. 001-15925)

10.15†	Form of Amended and Restated Change in Control Severance Agreement (incorporated by reference to Exhibit 10.22 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

Exhibit No.	Description

10.16†	Community Health Systems, Inc. 2000 Stock Option and Award Plan, as amended and restated on March 24, 2009 (incorporated by reference to Exhibit 10.4 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed July 31, 2009
(No. 001-15925))

10.17†	Form of Nonqualified Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.15 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed February 26, 2010 (No. 001-15925))

10.18†	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.18 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

10.19†	Form of Performance Based Restricted Stock Award Agreement (Most Highly Compensated Executive Officers) (incorporated by reference to Exhibit 10.20 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

10.20†	Form of Director Phantom Stock Award Agreement (incorporated by reference to Exhibit 10.19 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009 (No. 001-15925))

10.21†	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.19 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed February 26, 2010 (No. 001-15925))

10.22†	Community Health Systems, Inc. Directors’ Fees Deferral Plan, as amended and restated on December 10, 2008 (incorporated by reference to Exhibit 10.15 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 27, 2009
(No. 001-15925))

10.23†	Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated on March 18, 2011 (incorporated by reference to Annex A to Community Health Systems, Inc.’s Definitive Proxy Statement on Form 14A filed April 7, 2011)

10.24	Participation Agreement entered into as of January 1, 2005, by and between Community Health Systems Professional Services Corporation and HealthTrust Purchasing Group, L.P. (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 7, 2005 (No. 001-15925))

10.25†	Form of Nonqualified Stock Option Agreement (Employee) for Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed April 29, 2011 (No. 001-15925))

10.25†

Form of Restricted Stock Award Agreement for Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to Exhibit 10.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed April 29, 2011

(No. 001-15925))

10.26†	Form of Performance Based Restricted Stock Award Agreement (Most Highly Compensated Executive Officers) for Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed April 29, 2011 (No. 001-15925))

Exhibit No.	Description

10.27†	Form of Director Restricted Stock Unit Award Agreement for Community Health Systems, Inc. 2009 Stock Option and Award Plan (incorporated by reference to Exhibit 10.4 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed April 29, 2011 (No. 001-15925))

10.28†	Amendment No. 1, dated as of September 13, 2011, to the CHS/Community Health Systems, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended and restated on January 1, 2009 (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed October 28, 2011 (No. 001-15925))

10.29	Second Amendment and Restatement Agreement, dated as of February 2, 2012, to the Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 6, 2012 (No. 001-15925))

10.30	Second Amended and Restated Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 6, 2012 (No. 001-15925))

10.31†	Amendment No. 1, dated as of September 13, 2011, to the CHS/Community Health Systems, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended and restated on January 1, 2009 (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed October 28, 2011 (No. 001-15925))

10.32	Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement, dated as of March 6, 2012, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as Administrator Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 9, 2012 (No. 001-15925))

10.33	Receivables Sale Agreement, dated as of March 21, 2012, among CHS/Community Health Systems, Inc., the originators party thereto and Community Health Systems Professional Services Corporation, as Collection Agent (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 23, 2012 (No. 001-15925))

10.34	Receivables Purchase and Contribution Agreement, dated as of March 21, 2012, among CHS/Community Health Systems, Inc., CHS Receivables Funding, LLC and Community Health Systems Professional Services Corporation, as Collection Agent (incorporated by reference to Exhibit 10.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 23, 2012 (No. 001-15925))

10.35	Receivables Loan Agreement, dated as of March 21, 2012, among CHS Receivables Funding, LLC, the lenders party thereto, the managing agents party thereto, Credit Agricole Corporate and Investment Bank, as Administrative Agent, and Community Health Systems Professional Services Corporation, as Collection Agent (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 23, 2012 (No. 001-15925))

Exhibit No.	Description

21	List of subsidiaries (incorporated by reference to Exhibit 21 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

23.1**	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

*	Previously filed with our Registration Statement on Form S-4, dated March 22, 2012.
**	Filed herewith.
†	Indicates a Management Contract or Compensation Plan or Arrangement.
#	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4/A filed October 5, 2007 (No. 333-146278).

Item 22. Undertakings.

The undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on April 2, 2012.

CHS/COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 2, 2012

/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 2, 2012

* Kevin J. Hammons	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 2, 2012

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	April 2, 2012

*By:	/s/ Rachel A. Seifert
Rachel A. Seifert,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on April 2, 2012.

COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 2, 2012

/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 2, 2012

* Kevin J. Hammons	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 2, 2012

* John A. Clerico	Director	April 2, 2012

* James S. Ely III	Director	April 2, 2012

* William Norris Jennings, M.D.	Director	April 2, 2012

Name	Title	Date

* John A. Fry	Director	April 2, 2012

* H. Mitchell Watson	Director	April 2, 2012

* Julia B. North	Director	April 2, 2012

*By:	/s/ Rachel A. Seifert
Rachel A. Seifert,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on April 2, 2012.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Martin G. Schweinhart	President and Director (Principal Executive Officer)	April 2,2012

/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 2,2012

* Kevin J. Hammons	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 2,2012

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	April 2,2012

*By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney-in-fact

Schedule A-1

Registrants

Exact Name of Additional Registrants
Abilene Hospital, LLC

Abilene Merger, LLC

Anna Hospital Corporation

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Blue Island Hospital Company

Blue Island Illinois Holdings, LLC

Bluffton Health System, LLC

Brownsville Hospital Corporation

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Carlsbad Medical Center, LLC

Centre Hospital Corporation

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

CHS Washington Holdings, LLC

Clarksville Holdings, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital, LLC

Crestwood Hospital, LP, LLC

CSMC, LLC

CSRA Holdings, LLC

Exact Name of Additional Registrants
Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

DHSC, LLC

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Frankfort Health Partner, Inc.

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hobbs Medco, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson Hospital Corporation (KY)

Jackson Hospital Corporation (TN)

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Kirksville Hospital Company, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Exact Name of Additional Registrants
Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lexington Hospital Corporation

Longview Clinic Operations Company, LLC

Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Marion Hospital Corporation

Martin Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation

MCSA, L.L.C.

Medical Center of Brownwood, LLC

Merger Legacy Holdings, LLC

MMC of Nevada, LLC

Moberly Hospital Company, LLC

MWMC Holdings, LLC

Nanticoke Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

National Healthcare of Newport, Inc.

Navarro Regional, LLC

NC-DSH, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Peckville Hospital Company, LLC

Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Pottstown Hospital Company, LLC

QHG Georgia Holdings II, LLC

Exact Name of Additional Registrants
QHG Georgia Holdings, Inc.

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

QHG of Warsaw Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Region Medical Corporation

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

San Angelo Medical, LLC

San Miguel Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southern Texas Medical Center, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Tennyson Holdings, LLC

Tomball Texas Holdings, LLC

Tomball Texas Hospital Company, LLC

Tooele Hospital Corporation

Triad Healthcare Corporation

Exact Name of Additional Registrants
Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunkhannock Hospital Company, LLC

VHC Medical, LLC

Vicksburg Healthcare, LLC

Victoria Hospital, LLC

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System, LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Youngstown Ohio Hospital Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on April 2, 2012.

Brownwood Hospital, L.P.
By: Brownwood Medical Center, LLC
Its: General Partner

College Station Hospital, L.P.
By: College Station Medical Center, LLC
Its: General Partner

Longview Medical Center, L.P.
By: Regional Hospital of Longview, LLC
Its: General Partner

Navarro Hospital, L.P.
By: Navarro Regional, LLC
Its: General Partner

Victoria of Texas, L.P.
By: Detar Hospital, LLC
Its: General Partner

QHG Georgia, LP
By: QHG Georgia Holdings, Inc.
Its: General Partner

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Martin G. Schweinhart	President and Director (Principal Executive Officer)	April 2, 2012

/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 2, 2012

Name	Title	Date

* Kevin J. Hammons	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 2, 2012

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	April 2, 2012

*By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney-in-fact